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EXHIBIT 10(w)

NOTE: THE OMITTED PORTIONS OF THIS DOCUMENT MARKED WITH AN ASTERISK ARE SUBJECT
      TO A CONFIDENTIAL TREATMENT REQUEST AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

                                LICENSE AGREEMENT

Date:    August 1, 2000

Re:      CONSUMER PRODUCTS LICENSE - DISNEY PROPERTIES

This license agreement, including one or more schedules ("Schedule") attached hereto (such agreement and each such Schedule, jointly and severally, depending on context, referred to herein as "Agreement"), is entered into by and between Disney Enterprises, Inc. ("Disney"), with a principal place of business at 500 South Buena Vista Street, Burbank, California 91521, and THE FIRST YEARS, INC. ("Licensee"), with its principal place of business at One Kiddie Drive, Avon, MA 02322. Disney and Licensee agree as follows:

1.   MEANING OF TERMS

     A. "LICENSED MATERIAL" means the graphic representations of the following:

          Such characters and depictions of such characters, and such still scenes and accompanying design elements, as may be designated by Disney, from those Disney properties as are licensed hereunder (the "Properties") and are the subject of separate written Schedule(s) attached hereto and incorporated herein by this reference, pursuant to such specifications as are set forth in the applicable Schedule(s) for each individual Property licensed hereunder. At the time of execution of this Agreement, there are three Schedules attached hereto.

     B. "TRADEMARKS" (which is deemed to read "Trade marks" if applicable) means "WALT DISNEY", "DISNEY", the representations of Licensed Material included in Paragraph 1.A. above, the brand name(s) (if any) and logo(s) (if any) of the Properties in which Licensed Material included in Paragraph 1.A. above appears, and such other marks as are licensed hereunder, pursuant to the specifications stated in the applicable Schedule for each such Property.

     C. "ARTICLES" means the items on or in connection with which the Licensed Material, the Trademarks, or both, are reproduced or used, and includes each and every stock keeping unit ("SKU") of each Article as are specified on the applicable Schedule for each Property licensed hereunder.

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     D.   "MINIMUM PER ARTICLE ROYALTY" means for each Article identified herein which is sold the sum indicated herein:

               None.

     E. "TERM" of this Agreement means the period commencing as of August 1, 2000, and ending upon the expiration of the latest Schedule entered into hereunder. The term applicable for each specific Property licensed hereunder shall be the period commencing as of the Effective Date and ending on the Termination Date stated on the applicable Schedule for each such Property.

     F. "TERRITORY" means the countries, regions or other geographic designations specified on each applicable Schedule.

     G. "ROYALTIES" means a copyright royalty (no royalty is chargeable for use of the Trademarks) in the amounts set forth below in Paragraphs 1.G.(1)(a), (b), and (c) and Royalties shall be further governed by the provisions contained in Paragraphs 1.G.(2)-(6):

             (1)(a) A royalty in the amount set forth on the applicable
                    Schedule for each Property for "F.O.B. In Sales" of Articles. F.O.B. In Sales occur when Articles are shipped by or on behalf of Licensee from a location within or outside the Territory for delivery to a customer located in the Territory; or

                (b) A royalty in the amount set forth on the applicable Schedule for each Property for "F.O.B. Out Sales" of Articles. F.O.B. Out Sales occur when Licensee's customer located in the Territory takes title to the Articles outside the Territory, bears the risk of loss of Articles manufactured and shipped to the customer from outside the Territory, or both; or

                (c) if a Minimum Per Article Royalty has been specified in
                    Paragraph 1.D. above, and it would result in a higher royalty to be paid for the Articles, Licensee agrees to pay the higher royalty amount.

             (2) The sums paid to Disney as Royalties on any sales to Licensee's Affiliates shall be no less than the sums paid on sales to customers not affiliated with Licensee.

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             (3)    All sales of Articles shipped to a customer outside the
                    Territory pursuant to a distribution permission shall bear a Royalty at the rate for F.O.B. Out Sales. However, sales of Articles to Disney's Affiliates outside the Territory shall bear a Royalty at the rate for F.O.B. In Sales.

             (4) No Royalties are payable on the mere manufacture of Articles.

             (5) The full Royalty percentage shall be payable on close-out or other deep discount sales of Articles, including sales to employees.

             (6) Royalties reported on sales of Articles which have been returned to Licensee for credit or refund and on which a refund has been made or credit memo issued may be credited against Royalties due. The credit shall be taken in the Royalty Payment Period in which the refund is given or credit memo issued. Unused credits may be carried forward, but in no event shall Licensee be entitled to a refund of Royalties.

     H.   "NET INVOICED BILLINGS" means the following:

          (1) actual invoiced billings (i.e., sales quantity multiplied by Licensee's selling price) for Articles sold, less "Allowable Deductions" as hereinafter defined.

          (2) The following are not part of Net Invoiced Billings: invoiced charges for transportation of Articles within the Territory which are separately identified on the sales invoice, and sales taxes.

     I.   "ALLOWABLE DEDUCTIONS" means the following:

          (1) volume discounts, and other discounts from the invoice price (or post-invoice credits) unilaterally imposed in the regular course of business by Licensee's customers, so long as Licensee documents such discounts (or credits) to Disney's satisfaction. In the event a documented unilateral discount (or credit) is taken with respect to combined sales of Articles and other products not licensed by Disney, and Licensee cannot document the portion of the discount (or credit) applicable to the Articles, Licensee may apply only a pro rata portion of the discount (or credit) to the Articles. Unilateral discounts or credits are never deductible if they represent items listed below in Paragraph 1.I.(2).

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          (2)  The following are not Allowable Deductions, whether granted on sales invoices or unilaterally imposed as discounts or as post-invoice credits: cash discounts granted as terms of payment; early payment discounts; allowances or discounts relating to advertising; mark down allowances; new store allowances; defective goods allowances or allowances taken by customers in lieu of returning goods; costs incurred in manufacturing, importing, selling or advertising Articles; freight costs incorporated in the selling price; and uncollectible accounts.

     J. "ROYALTY PAYMENT PERIOD" means each calendar quarterly period during the Term and during the sell-off period, if granted.

     K. "ADVANCE" means the non-refundable sum(s), plus any applicable goods and services tax or other value added tax ("VAT"), payable by the date(s) indicated in Paragraphs 1.K.(1) and (2) below, as advances on Royalties to accrue in the following period(s):

               *
     L. "GUARANTEE" means the sum(s), plus VAT if applicable, set forth in Paragraphs 1.L.(1) and (2) below, which Licensee guarantees to pay as minimum Royalties on Licensee's cumulative sales of Articles for the stated period. Any shortfall shall be payable with the Royalty statement due at the end of the applicable Guarantee period

               *
     M. "SAMPLES" means the number of samples stated in the applicable Schedule for each Property from the first production run of each supplier of each SKU of each Article.

     N. "PROMOTION COMMITMENT" means the following sum(s) which Licensee agrees to spend in the following way(s), in accordance with the provisions of Paragraph 16.A.:

               *

     O. "MARKETING DATE" means the date(s) specified on the applicable Schedule for each Property by which the specified Article(s) shall be available for purchase by the public at the retail outlets authorized pursuant to Paragraph 2.A.

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     P.   "AFFILIATE" means, with regard to Licensee, any corporation or other entity which directly or indirectly controls, is controlled by, or is under common control with Licensee; with regard to Disney, "Affiliate" means any corporation or other entity which directly or indirectly controls, is controlled by, or is under common control with Disney. "Control" of an entity shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies of such entity, whether through ownership of voting securities, by contract or otherwise.

     Q. "LAWS" means any and all applicable laws, rules, and regulations, including but not limited to, local and national laws, rules and regulations, treaties, voluntary industry standards, association laws, codes or other obligations pertaining to the grant and exercise of the license granted herein and to any of Licensee's activities under this Agreement, including but not limited to those applicable to any tax, and to the manufacture, pricing, sale, or distribution of the Articles.

     R. "RETAILER" means independent and chain retail outlets which have storefronts and business licenses, and which customers walk into, not up to; "WHOLESALER" means a seller of products to retailers, not consumers, and includes the term "distributor"; "ETAILER" means internet-based retailers that sell products to consumers and which have few or no physical store locations. The following do not qualify as authorized sales outlets for Articles under this Agreement under any circumstances: swap meets, flea markets, street peddlers, unauthorized kiosks, and the like.

     S. "MANUFACTURER" means any of Licensee's third-party manufacturers, factories, suppliers and facilities (and their sub-manufacturers, factories, suppliers and facilities), which reproduce or use the Licensed Material, the Trademarks, or both, on Articles, components of Articles, labels, hang-tags, packaging, or any other item related to the Articles, or which assemble the Articles, or which assemble a final product which includes one or more Articles.

     T. "SCHEDULE" means each separate "Schedule to License Agreement" entered into between Disney and Licensee on a Property-by-Property (or other designated) basis, the terms of each of which are hereby incorporated herein by reference and made a part hereof as though fully set forth. The Schedule for each Property licensed hereunder shall state any and all contract terms as are specific to such Property.

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2.   RIGHTS GRANTED

     A. (1) In consideration for Licensee's promise to pay and Licensee's payment of all monetary obligations required hereunder, and Licensee's performance of all obligations required of Licensee hereunder for each Property that becomes the subject of a separate Schedule entered into between Disney and Licensee, Disney grants Licensee the non-exclusive right, during the term of the relevant Schedule for each subject Property, and only within the Territory, to reproduce the subject Licensed Material only on or in connection with the Articles, to use such specified Trademarks and uses thereof as may be approved when each SKU of the Articles is approved and only on or in connection with the Articles, and to manufacture, distribute for sale and sell the Articles as authorized by this Paragraph 2.

          (2) Licensee will sell the Articles only to authorized customers in the Territory as specified herein or in the relevant Schedule for the subject Property, as applicable.

          (3) Licensee may not sell the Articles by direct marketing methods, which includes but is not limited to, direct mail and door-to-door solicitation. Licensee may not sell the Articles to Retailers selling merchandise on a duty-free basis, or to Wholesalers for resale to such Retailers, unless such Retailer or Wholesaler has a then-current license agreement with Disney or any of Disney's Affiliates permitting it to make such duty-free sales.

          (4) Licensee may sell the Articles to authorized customers for resale through the pre-approved mail order catalogs listed on the Catalog Schedule(s) to this Agreement, and Licensee shall pay Royalties on such sales at the rate specified for Retailers in the applicable Schedule.

          (5) Licensee may sell the Articles to authorized Etailers for resale to consumers by computer online selling, and Licensee shall pay Royalties on such sales at the rate specified for Retailers in the applicable Schedule. From time to time, Licensee may request from Disney the then current list of pre-approved Etailers, which are the only Etailers to which Licensee is authorized to sell Articles. Authorized Etailers may display, promote and sell Articles on their online venues, subject to Disney's "eCommerce Creative

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               Requirements and Prohibitions." Sales may only be made to
               consumers physically located in the Territory.

          (6) All rights not expressly granted to Licensee herein are reserved to Disney.

     B. Unless Disney consents in writing, Licensee shall not sell or otherwise provide Articles for use as premiums (including those in purchase-with-purchase promotions), promotions, give-aways, fund-raisers, or entries in sweepstakes, or through unapproved direct marketing methods, including but not limited to, home shopping television programs, or to customers for inclusion in another product. Licensee shall not sell Articles to any customer which Licensee knows or reasonably should know engages in illegal business practices or ethically questionable distribution methods. If Licensee wishes to sell the Articles to customers for resale through mail order catalogs other than those listed on the Catalog Schedule hereto, Licensee must obtain Disney's prior written consent in each instance. However, Licensee may solicit orders by mail from Wholesalers or Retailers authorized herein or pursuant to the applicable Schedule for the subject Property, and Licensee may sell to Retailers which sell predominantly at retail, but which include the Articles in their mail order catalogs, or otherwise sell Articles by direct marketing methods as well as at retail.

     C. In addition to the online selling permitted by authorized Etailers, Articles approved by Disney may be displayed and promoted on Disney-controlled on-line venues, only within the Territory. Articles approved by Disney also may be displayed and promoted on Licensee's own on-line venue, and may be displayed, promoted and sold on authorized Retailers' on-line venues, subject to Disney's applicable policies and guidelines; however, Licensee must obtain Disney's prior written approval of all creative and editorial elements of such uses, in accordance with the provisions of Paragraph 7 of this Agreement. If Licensee wishes to sell the Articles to any Etailers other than those listed on the pre-approved list provided by Disney, Licensee must obtain Disney's prior written consent in each instance. Any Etailer which violates Disney's eCommerce policies shall be deleted from the list of approved Etailers, and Licensee may not sell Articles to such Etailer after notice from Disney.

     D. Unless Disney consents in writing, Licensee shall not give away or donate Articles to Licensee's accounts or other persons for the purpose of promoting sales of Articles, except for minor quantities or samples which are not for onward distribution.

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     E.   Nothing contained herein shall preclude Licensee from selling Articles to Disney or to any of Disney's Affiliates, or to Licensee's or Disney's employees, subject to the payment to Disney of Royalties on such sales.

     F. Disney further grants Licensee the non-exclusive right to reproduce the Licensed Material and to use the approved Trademarks, only within the Territory, during the term of the relevant Schedule for each subject Property, on containers, packaging and display material for the Articles, and in advertising for the Articles.

     G. Nothing contained in this Agreement shall be deemed to imply any restriction on Licensee's freedom and that of Licensee's customers to sell the Articles at such prices as Licensee or they shall determine.

     H. Licensee recognizes and acknowledges the vital importance to Disney of the characters and other proprietary material Disney owns and creates, and the association of the Disney name with them. In order to prevent the denigration of Disney's products and the value of their association with the Disney name, and in order to ensure the dedication of Licensee's best efforts to preserve and maintain that value, Licensee agrees that, during the Term and any extension hereof, Licensee will not manufacture or distribute any merchandise embodying or bearing any artwork or other representation which Disney determines, in Disney's reasonable discretion, is confusingly similar to Disney's characters or other proprietary material.

3.   ADVANCE

     A. Licensee agrees to pay the Advance, which shall be on account of Royalties to accrue during the Term , and only with respect to sales in the Territory; provided, however, that if any part of the Advance is specified as applying to any period less than the entire Term , such part shall be on account of Royalties to accrue during such lesser period only. If said Royalties should be less than the Advance, no part of the Advance shall be repayable.

     B. Royalties accruing during any sell-off period or extension of the Term or any term of any relevant Schedule shall not be offset against the Advance for any given Property unless otherwise agreed in writing. Royalties accruing during any extension of the Term or any other term shall be offset only against an advance paid with respect to such extended term.

     C. In no event shall Royalties accruing by reason of any sales to Disney or any of Disney's Affiliates or by reason of sales outside the Territory pursuant to a

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          distribution permission be offset against the Advance for any given
          Property or any subsequent advance.

4.   GUARANTEE

     A. Licensee shall, with Licensee's statement for each Royalty Payment Period ending on a date indicated in Paragraph 1.L. hereof defining "Guarantee" and in each relevant Schedule, or upon termination if the Agreement or the relevant Schedule for the subject Property is terminated prior to the end of the Term or the stated term of such Schedule, as applicable, pay Disney the amount, if any, by which cumulative Royalties paid on a Property-by-Property basis with respect to sales in the Territory during any period or periods covered by the subject Guarantee provision, or any Guarantee provision contained in any agreement extending the term hereof, fall short of the amount of the Guarantee for such period.

     B. Advances for a Property applicable to Royalties due on sales in the period to which the Guarantee for said Property relates apply towards meeting the Guarantee for that Property.

     C. In no event shall Royalties paid with respect to sales to Disney or to any of Disney's Affiliates, or with respect to sales outside the Territory pursuant to a distribution permission, apply towards the meeting of any Guarantee or any subsequent guarantee. If any sell-off period is granted under this Agreement, Royalties generated from sales during such period may not be applied towards the meeting of any Guarantee.

5.   PRE-PRODUCTION APPROVALS

     A. As early as possible, and in any case before commercial production of any Article, Licensee shall submit to Disney for Disney's review and written approval (to utilize such materials in preparing a pre-production sample) all concepts, all preliminary and proposed final artwork, and all three-dimensional models which are to appear on or in any and all SKUs of the Article. Thereafter, Licensee shall submit to Disney for Disney's written approval a pre-production sample of each SKU of each Article. Disney shall endeavor to respond to such requests within a reasonable time, but such approvals should be sought as early as possible in case of delays. In addition to the foregoing, as early as possible, and in any case no later than sixty (60) days following written conceptual approval, Licensee shall supply to Disney for Disney's use for internal purposes, a mock-up, prototype or pre-production sample of each SKU of each Article on or in connection with

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          which the Licensed Material is used. Licensee acknowledges that Disney may not approve concepts or artwork submitted near the end of the term of the relevant Schedule for the subject Property, or concepts or artwork perceived to be for selling periods beyond the applicable Termination Date. Any pre-production approval Disney may give will not constitute or imply a representation or belief by Disney that such materials comply with any applicable Laws.

     B. Approval or disapproval shall lie solely in Disney's discretion, and any SKU of any Article not so approved in writing shall be deemed unlicensed and shall not be manufactured or sold. If any unapproved SKU of any Article is being sold, Disney may, together with other remedies available to Disney, including but not limited to, immediate termination of this Agreement, by written notice require such SKU of such Article to be immediately withdrawn from the market. Any modification of any SKU of an Article, including, but not limited to, change of materials, color, design or size of the representation of Licensed Material must be submitted in advance for Disney's written approval as if it were a new SKU of an Article. Approval of any SKU of an Article which uses particular artwork does not imply approval of such artwork for use with a different Article. The fact that artwork has been taken from a Disney publication or a previously approved Article does not mean that its use will necessarily be approved in connection with an Article licensed hereunder.

     C. If Licensee submits for approval artwork from an article or book manufactured or published by another licensee of Disney's or of any of Disney's Affiliates, Licensee must advise Disney in writing of the source of such artwork. If Licensee fails to do so, any approval which Disney may give for use by Licensee of such artwork may be withdrawn by giving Licensee written notice thereof, and Licensee may be required by Disney not to sell Articles using such artwork.

     D. Licensee is responsible for the consistent quality and safety of the Articles and their compliance with applicable Laws. Disney will not unreasonably object to any change in the design of an Article or in the materials used in the manufacture of the Article or in the process of manufacturing the Articles which Licensee advises Disney in writing is intended to make the Article safer or more durable.

     E. If Disney has supplied Licensee with forms for use in applying for approval of artwork, models, pre-production and production samples of Articles,

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          Licensee shall use such forms when submitting anything for Disney's approval.

     F. If and as applicable, the likenesses and product application of the characters used on or in connection with the Articles are subject to any third party approvals Disney deems necessary to obtain, Disney will act as the liaison with such third parties during the approval process.

6.   APPROVAL OF PRODUCTION SAMPLES

     A. Before shipping an Article to any customer, Licensee agrees to furnish to Disney, from the first production run of each supplier of each of the Articles, for Disney's approval of all aspects of the Article in question, the number of Samples with packaging which is hereinabove set forth, which shall conform to the approved artwork, three-dimensional models and pre-production sample. Approval or disapproval of the artwork as it appears on any SKU of the Article, as well as of the quality of the Article, shall lie in Disney's sole discretion and may, among other things, be based on unacceptable quality of the artwork or of the Article as manufactured. Any SKU of any Article not so approved shall be deemed unlicensed, shall not be sold and, unless otherwise agreed by Disney in writing, shall be destroyed. Such destruction shall be attested to in a certificate signed by one of Licensee's officers. Production samples of Articles for which Disney has approved a pre-production sample shall be deemed approved, unless within twenty (20) days of Disney's receipt of such production sample Disney notifies Licensee to the contrary. Any approval of a production sample attributable to Disney will not constitute or imply a representation or belief by Disney that such production sample complies with any applicable Laws.

     B. Licensee agrees to make available at no charge such additional samples of any or all SKUs of each Article as Disney may from time to time reasonably request for the purpose of comparison with earlier samples, or for Disney's anti-piracy efforts, or to test for compliance with applicable Laws, and to permit Disney to inspect Licensee's manufacturing operations and testing records (and those of Licensee's Manufacturers) for the Articles in accordance with Paragraphs 11 and 24.

     C. Licensee acknowledges that Disney may disapprove any SKU of an Article or a production run of any SKU of an Article because the quality is unacceptable to Disney, and accordingly, Disney recommends that Licensee submit production samples to Disney for approval before committing to a

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          large original production run or to purchase a large shipment from a new supplier.

     D. No modification of an approved production sample shall be made without Disney's further prior written approval. All SKUs of Articles being sold must conform in all respects to the approved production sample. It is understood that if in Disney's reasonable judgment the quality of any SKU of an Article originally approved has deteriorated in later production runs, or if the SKU has otherwise been altered, Disney may, in addition to other remedies available to Disney, by written notice require such SKU of the Article to be immediately withdrawn from the market.

     E. The rights granted hereunder do not permit the sale of "seconds" or "irregulars". All Articles not meeting the standard of approved samples shall be destroyed or all Licensed Material and Trademarks shall be removed or obliterated therefrom.

     F. Licensee is responsible for the consistent quality and safety of the Articles and their compliance with applicable Laws. Disney will not unreasonably object to any change in the design of an Article or in the materials used in the manufacture of the Article or in the process of manufacturing the Articles which Licensee advises Disney in writing is intended to make the Article safer or more durable.

     G. Disney shall have the right, by written notice to Licensee, to require modification of any SKU of any Article approved by Disney under this or any previous agreement between the parties pertaining to Licensed Material. Likewise, if the Term of this Agreement is extended by mutual agreement, Disney shall have the right, by written notice to Licensee, to require modification of any SKU of any Article approved by Disney under this Agreement. It is understood that there is no obligation upon either party to extend the Agreement.

     H. If Disney notifies Licensee of a required modification under Paragraph 6.G. with respect to any SKU of a particular Article, such notification shall advise Licensee of the nature of the changes required, and Licensee shall not accept any order for any such Article until the subject SKU has been resubmitted to Disney with such changes and Licensee has received Disney's written approval of the Article as modified. However, Licensee may continue to distribute Licensee's inventory of the previously approved Articles until such inventory is exhausted (unless such Articles are dangerously defective or are alleged to be violative of any third party rights, as determined by Disney).

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     I.   Upon Disney's request, Licensee agrees to give Disney written notice of the first ship date for each Article.

     J. If Disney has inadvertently approved a concept, pre-production sample, or production sample of a product which is not included in the Articles under this Agreement, or if Disney has inadvertently approved an Article using artwork or trademarks not included in the Agreement, such approval may be revoked at any time without any obligation whatsoever on Disney's part to Licensee. Any such product as to which Disney's approval is revoked shall be deemed unauthorized and shall not be distributed or sold by or for Licensee.

7.   APPROVAL OF PACKAGING, PROMOTIONAL MATERIAL, AND ADVERTISING

     A. All containers, packaging, display material, promotional material, catalogs, and all advertising, including but not limited to, television advertising and press releases, for Articles must be submitted to Disney and receive Disney's written approval before use. To avoid unnecessary expense if changes are required, Disney's approval thereof should be procured when such is still in rough or storyboard format. Disney shall endeavor to respond to requests for approval within a reasonable time. Approval or disapproval shall lie in Disney's sole discretion, and the use of unapproved containers, packaging, display material, promotional material, catalogs or advertising is prohibited. Disney's approval of any containers, packaging, display material, promotional material, catalogs or advertising under this Agreement will not constitute or imply a representation or belief by Disney that such materials comply with any applicable Laws. Whenever Licensee prepares catalog sheets or other printed matter containing illustrations of Articles, Licensee will furnish to Disney five (5) copies thereof when they are published.

     B. If Disney has supplied Licensee with forms for use in applying for approval of materials referenced in this Paragraph 7, Licensee shall use such forms when submitting anything for Disney's approval.

     C. Disney has designed character artwork or a brand name logo(s) to be used by all licensees in connection with the packaging of all merchandise using the Licensed Material, and, if applicable, on hang tags and garment labels for such merchandise. Disney will supply Licensee with reproduction artwork thereof, and Licensee agrees to use such artwork or logo(s) on the packaging of the Articles, and, if applicable, on hang tags and garment labels, which

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          Licensee will have printed and attached to each Article at Licensee's cost. Disney recommends that Licensee source the hang tags and garment labels from Disney's authorized manufacturer (if any) of pre-approved hang tags and garment labels, the name of which will be provided to Licensee upon request. However, Licensee may use another manufacturer for the required hang tags and garment labels if the hang tags and garment labels manufactured are of equivalent quality and are approved by Disney in accordance with Disney's usual approval process. The packaging may be different for different distribution channels, and Licensee agrees to use the packaging designated by Disney for the applicable distribution channel.

8.   ARTWORK

     Licensee shall pay Disney, within thirty (30) days of receiving an invoice therefor, for Style Guides and for artwork done at Licensee's request by Disney or third parties under contract to Disney in the development and creation of Articles, display, packaging or promotional material (including any artwork which in Disney's opinion is necessary to modify artwork initially prepared by Licensee and submitted to Disney for approval, subject to Licensee's prior written approval) at Disney's then prevailing commercial art rates, plus VAT if applicable. Estimates of artwork charges are available upon request. While Licensee is not obligated to utilize the services of Disney's Art Department, Licensee is encouraged to do so in order to minimize delays which may occur if outside artists do renditions of Licensed Material which Disney cannot approve and to maximize the attractiveness of the Articles. Artwork will be returned to Licensee by overnight courier, at Licensee's cost (unless other arrangements are made).

9.   PRINT, RADIO OR TV ADVERTISING

     Licensee will obtain all approvals necessary in connection with print, radio or television advertising, if any, which Disney may authorize. Licensee represents and warrants that all advertising and promotional materials shall comply with all applicable Laws. Disney's approval of copy or storyboards for such advertising will not constitute or imply a representation or belief by Disney that such copy or storyboards comply with any applicable Laws. This Agreement does not grant Licensee any rights to use the Licensed Material in animation. Licensee may not use any animation or live action footage from the Property from which the Licensed Material comes without Disney's prior written approval in each instance. In the event Disney approves the use of film clips of the Property from which the Licensed Material comes, for use in a television commercial, Licensee shall be responsible for any re-use fees which may be applicable, including SAG payments for talent. No reproduction of the film clip footage shall be made except for inclusion, as approved


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     by Disney, in such commercial and there shall be no modifications of the film clip footage. All film clip footage shall be returned to Disney immediately after its inclusion in such commercial. Disney shall have the right to prohibit Licensee from advertising the Articles by means of television, billboards, or both. Such right shall be exercised within Disney's absolute discretion, including without limitation for reasons of overexposure of the Licensed Material.

10.  LICENSEE NAME AND ADDRESS ON ARTICLES

     A. Licensee's name, trade name (or Licensee's trademark which Licensee has advised Disney in writing that Licensee is using) and Licensee's address (at least city and state or province) will appear on permanently affixed labeling on each Article and, if the Article is sold to the public in packaging or a container, printed on such packaging or a container so that the public can identify the supplier of the Article. On soft goods "permanently affixed" shall mean sewn on. RN or CA numbers do not constitute a sufficient label under this paragraph.

     B. Licensee shall advise Disney in writing of all trade names or trademarks Licensee wishes to use on Articles being sold under this license. Licensee may sell the Articles only under mutually agreed upon trade names or trademarks.

11.  COMPLIANCE WITH APPROVED SAMPLES AND APPLICABLE LAWS AND STANDARDS

     A. Licensee covenants that each Article and component thereof distributed hereunder shall be of good quality and free of defects in design, materials and workmanship, and shall comply with all applicable Laws, and such specifications, if any, as may have been specified in connection with this Agreement (e.g., Disney's Apparel Performance Specification Manual, if the Articles are items of apparel), and shall conform to the Sample thereof approved by Disney. Licensee covenants that it will comply with all applicable Laws in performing this Agreement, including but not limited to, those pertaining to the manufacture, pricing, sale and distribution of the Articles.

     B. Without limiting the foregoing, Licensee covenants on behalf of Licensee's own manufacturing facilities, and agrees to require all Manufacturers to covenant by signing the Manufacturer's Agreement (referenced in Paragraph 24), as follows:

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          (1)  Licensee and the Manufacturers agree not to use child labor in the manufacturing, packaging or distribution of Disney merchandise. The term "child" refers to a person younger than the local legal minimum age for employment or the age for completing compulsory education, but in no case shall any child younger than fifteen (15) years of age (or fourteen (14) years of age where local law allows) be employed in the manufacturing, packaging or distribution of Disney merchandise. Licensee and the Manufacturers employing young persons who do not fall within the definition of "children" agree also to comply with any Laws applicable to such persons.

          (2) Licensee and the Manufacturers agree only to employ persons whose presence is voluntary. Licensee and the Manufacturers agree not to use any forced or involuntary labor, whether prison, bonded, indentured or otherwise.

          (3) Licensee and the Manufacturers agree to treat each employee with dignity and respect, and not to use corporal punishment, threats of violence, or other forms of physical, sexual, psychological or verbal harassment or abuse.

          (4) Unless required by applicable Laws to treat a specific group of employees differently, Licensee and the Manufacturers agree not to discriminate in hiring and employment practices, including salary, benefits, advancement, discipline, termination, or retirement, on the basis of race, religion, age, nationality, social or ethnic origin, sexual orientation, gender, political opinion or disability.

          (5) Licensee and the Manufacturers recognize that wages are essential to meeting employees' basic needs. Licensee and Manufacturers agree to comply, at a minimum, with all applicable wage and hour Laws, including minimum wage, overtime, maximum hours, piece rates and other elements of compensation, and to provide legally mandated benefits. If local Laws do not provide for overtime pay, Licensee and Manufacturers agree to pay at least regular wages for overtime work. Except in extraordinary business circumstances, Licensee and the Manufacturers will not require employees to work more than the lesser of (a) 48 hours per week and 12 hours overtime or (b) the limits on regular and overtime hours allowed by local law, or, where local law does not limit the hours of work, the regular work week in such country plus 12 hours overtime. In addition, except in extraordinary business circumstances, employees will be entitled to

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               at least one day off in every seven-day period. Licensee and the
               Manufacturers agree that, where local industry standards are higher than applicable legal requirements, they will meet the higher standards.

          (6) Licensee and the Manufacturers agree to provide employees with a safe and healthy workplace in compliance with all applicable Laws, ensuring, at a minimum, reasonable access to potable water and sanitary facilities, fire safety, and adequate lighting and ventilation. Licensee and the Manufacturers also agree to ensure that the same standards of health and safety are applied in any housing they provide for employees. Licensee and the Manufacturers agree to provide Disney with all information Disney may request about manufacturing, packaging and distribution facilities for the Articles.

          (7) Licensee and the Manufacturers agree to respect the rights of employees to associate, organize and bargain collectively in a lawful and peaceful manner, without penalty or interference, in accordance with applicable Laws.

          (8) Licensee and the Manufacturers agree to comply with all applicable environmental Laws.

          (9) Licensee and the Manufacturers agree to comply with all applicable Laws, including those pertaining to the manufacture, pricing, sale and distribution of the Articles.

          (10) Licensee and the Manufacturers agree that Disney and its designated agents (including third parties) may engage in monitoring activities to confirm compliance with this Paragraph 11, including unannounced on-site inspections of manufacturing, packaging and distribution facilities, and employer-provided housing, such inspections to include reviews of books and records relating to employment matters and private interviews with employees. Licensee and the Manufacturers agree to maintain on site all documentation necessary to demonstrate compliance with this Paragraph 11. Licensee agrees to promptly reimburse Disney for the reasonable cost of inspections performed pursuant to this Paragraph 11 when any of Licensee's manufacturing facilities or any Manufacturer does not pass the inspection(s). The amount reimbursed will not be pro-rated in the event the Manufacturer is also used by other licensees or vendors.

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          (11) Licensee and the Manufacturers agree to take appropriate steps to ensure that the provisions of this Code of Conduct are communicated to employees, including the prominent posting of a copy of the Code of Conduct for Manufacturers (copy attached) in the local language and in a place readily accessible to employees at all times.

     C. Licensee agrees to be bound by the Code of Conduct for Licensees (copy attached). This includes, but is not limited to, taking appropriate steps, in consultation with Disney, and as required by Disney's Compliance Program for licensees, to develop, implement and maintain procedures to evaluate and monitor the Manufacturers it uses to manufacture the Articles or components thereof, and to ensure compliance with Paragraph 11.B., including but not limited to, unannounced on-site inspections of manufacturing, packaging and distribution facilities and employer-provided housing, reviews of books and records relating to employment matters and private interviews with employees. Licensee acknowledges that Disney may require a pre-approval compliance inspection of any Manufacturers Licensee wishes to use to produce the Articles, components, or related items.

     D. Both before and after Licensee puts Articles on the market, Licensee shall follow reasonable and proper procedures for testing that Articles comply with all applicable product safety Laws, and shall permit Disney's designees to inspect testing, manufacturing and quality control records and procedures and to test the Articles for compliance with product safety and other applicable Laws. Licensee agrees to promptly reimburse Disney for the actual costs of such testing. Licensee shall also give due consideration to any recommendations by Disney that Articles exceed the requirements of applicable Laws. Articles not manufactured, packaged or distributed in accordance with applicable Laws shall be deemed unapproved, even if previously approved by Disney, and shall not be shipped unless and until they have been brought into full compliance therewith.

12.  DISNEY OWNERSHIP OF ALL RIGHTS IN LICENSED MATERIAL

     Licensee acknowledges that the copyrights and all other proprietary rights in and to Licensed Material are exclusively owned by and reserved to Disney or its licensors, if applicable to any Property. Licensee shall neither acquire nor assert copyright ownership or any other proprietary rights in the Licensed Material or in any derivation, adaptation, variation or name thereof. Without limiting the foregoing, Licensee hereby assigns to Disney all Licensee's worldwide right, title and interest in the Licensed Material and in any material objects consisting of or to the extent

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     that they incorporate drawings, paintings, animation cels, or sculptures of
     Licensed Material, or other adaptations, compilations, collective works, derivative works, variations or names of Licensed Material, heretofore or hereafter created by or for Licensee or any of Licensee's Affiliates. All such new materials shall be included in the definition of "Licensed Material" under this Agreement. If any third party makes or has made any contribution to the creation of any new materials which are included in the definition of Licensed Material under this Paragraph 12, Licensee agrees to obtain from such party a full assignment of rights so that the foregoing assignment by Licensee shall vest full rights to such new materials in Disney. Licensee further covenants that any such new materials created by Licensee or by any third party Licensee has engaged are original to Licensee or such third party and do not violate the rights of any other person or entity; this covenant regarding originality shall not extend to any materials Disney supplies to Licensee, but does apply to all materials Licensee or Licensee's third party contractors may add thereto. The foregoing assignment to Disney of material objects shall not include that portion of Licensee's displays, catalogs, or promotional material not containing Licensed Material, or the physical items constituting the Articles, unless such items are in the shape of the Licensed Material.

13.  COPYRIGHT NOTICE

     As a condition to the grant of rights hereunder, each Article and any other matter containing Licensed Material shall bear a properly located permanently affixed copyright notice in Disney's name (e.g., "(C) Disney"), or such other notice as Disney specifies to Licensee in writing. Licensee will comply with such instructions as to form, location and content of the notice as Disney may give from time to time. Licensee will not, without Disney's prior written consent, affix to any Article or any other matter containing Licensed Material a copyright notice in any other name. If through inadvertence or otherwise a copyright notice on any Article or other such matter should appear in Licensee's name or the name of a third party, Licensee hereby agrees to assign to Disney the copyright represented by any such copyright notice in Licensee's name and, upon request, cause the execution and delivery to Disney of whatever documents are necessary to convey to Disney that copyright represented by any such copyright notice. If by inadvertence a proper copyright notice is omitted from any Article or other matter containing Licensed Material, Licensee agrees at Licensee's expense to use all reasonable efforts to correct the omission on all such Articles or other matter in process of manufacture or in distribution. Licensee agrees to advise Disney promptly and in writing of the steps being taken to correct any such omission and to make the corrections on existing Articles which can be located.

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14.  NON-ASSOCIATION OF OTHER MATERIAL WITH LICENSED MATERIAL

     To preserve Disney's identification with Disney's Licensed Material and to avoid confusion of the public, Licensee agrees not to associate other characters or licensed properties with the Licensed Material or the Trademarks either on the Articles or in their packaging, or, without Disney's written permission, on advertising, promotional or display materials. If Licensee wishes to use a character which constitutes Licensee's trademark on the Articles or their packaging, or otherwise in connection with the Articles, Licensee agrees to obtain Disney's prior written permission.

15.  ACTIVE MARKETING OF ARTICLES

     Licensee agrees to manufacture (or have manufactured for Licensee) and actively offer for sale all the Articles and to actively exercise the rights granted herein. Licensee agrees that by the Marketing Date applicable to a particular Article or, if such a date is not specified in Paragraph 1.S., by six (6) months from the commencement of the term of the applicable Schedule or the date of any applicable amendment, shipments to customers of such Article will have taken place in sufficient time that such Article shall be available for purchase in commercial quantities by the public at the retail outlets in all distribution channels authorized pursuant to Paragraph 2.A. In any case in which such sales have not taken place or when the Article is not then and thereafter available for purchase in commercial quantities by the public, Disney may either invoke Disney's remedies under Paragraph 28, or withdraw such Article from the list of Articles licensed in this Agreement, or withdraw the applicable distribution channel, or withdraw such Article from the applicable Schedule, without obligation to Licensee other than to give Licensee written notice thereof.

16.  PROMOTION COMMITMENT

     A.   Promotion Commitment

          (1) Licensee agrees to carry out the Promotion Commitment, as defined in Paragraph 1.N. The advertising and promotion activities required thereunder to promote the sale of the Articles shall include one or more of the following activities:

               - point of purchase displays (not including packaging or other individual product costs)
               -    media advertising

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               -    measurable public relations programs
               -    sampling
               -    contests and games approved in advance in writing by Disney
               -    trade shows, catalog or trade activities, fashion shows
               -    participation in group promotions organized by Disney
               -    other activities as agreed in advance in writing with Disney

               All promotional material is subject to the approval provisions of Paragraph 7 hereof.

          (2) For purposes of determining Licensee's satisfaction of the Promotion Commitment, all consumer advertising and merchandising costs associated with the above-listed activities for the Articles, but not including packaging or other individual product costs, will be counted toward the requirement; provided, however, that any advertising discounts given in connection with cooperative advertising may not be included in the calculation.

          (3) One time during each twelve (12) month period during the Term, Licensee also shall provide Disney with a statement describing the funds theretofore spent and consumer exposure provided as required in this Paragraph, together with a description of the manner in which such funds were spent, all of which information shall be broken down by country within the Territory, and provided in such detail as Disney may specify from time to time. Amounts spent in excess of the Promotion Commitment during any Royalty Payment Period may be credited against the Promotion Commitment for any other Royalty Payment Period occurring in the same annual twelve month period during the Term. If in any Royalty Payment Period Licensee has not satisfied the Promotion Commitment, Licensee (i) may carry forward such shortfall into the next succeeding Royalty Payment Period (other than in the case of a shortfall in the final Royalty Payment Period hereunder, in which case no carry forwards shall be permitted), or (ii) shall pay Disney the amount of such shortfall as liquidated damages; provided, however, no shortfall (or fraction thereof) may be carried forward more than twelve months. Licensee acknowledges that its expenditure of the Promotion Commitment as provided for herein increases the value of the business from which Disney benefits as licensor. Licensee and Disney agree that it is impracticable and extremely difficult to fix the actual damages which may proximately result from Licensee's failure to fulfill its obligation as provided for herein, and Licensee's liability for failure to do so

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               shall, for each Royalty Payment Period, be limited to and fixed at the sum of an amount equal to the shortfall between the amount Licensee actually spends on the Promotion Commitment during such Royalty Payment Period as theretofore reported to Disney and the amount required to be expended hereunder. Such cumulative amount shall be considered liquidated damages and not a penalty.

17.  TRADEMARK RIGHTS AND OBLIGATIONS

     A. All uses of the Trademarks by Licensee hereunder shall inure to Disney's benefit. Licensee acknowledges that Disney (or its licensors, if applicable) is the exclusive owner of all the Trademarks, and of any trademark incorporating all or any part of a Trademark or any Licensed Material, and the trademark rights created by such uses. Without limiting the foregoing, Licensee hereby assigns to Disney all the Trademarks, and any trademark incorporating all or any part of a Trademark or any Licensed Material, and the trademark rights created by such uses, together with the goodwill attaching to that part of the business in connection with which such Trademarks or trademarks are used. Licensee agrees to follow Disney's instructions for proper use of the Trademarks and trademarks, and to execute and deliver to Disney such documents as Disney requires to protect and register the Trademarks and trademarks.

     B. Licensee agrees not to use any Licensed Material or Trademarks, or any trademark incorporating all or any part of a Trademark or of any Licensed Material, on any business sign, business cards, stationery or forms (except as licensed herein), or to use any Licensed Material or Trademark as the name of Licensee's business or any division thereof, unless otherwise agreed by Disney in writing.

     C. Nothing contained herein shall prohibit Licensee from using Licensee's own trademarks on the Articles or Licensee's copyright notice on the Articles when the Articles contain independent material which is Licensee's property. Nothing contained herein is intended to give Disney any rights to, and Disney shall not use, any trademark, copyright or patent used by Licensee in connection with the Articles which is not derived or adapted from Licensed Material, Trademarks, or other materials owned by Disney (or its licensors, if applicable).

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18.  REGISTRATIONS

     Except with Disney's written consent, neither Licensee nor any of Licensee's Affiliates will register or attempt in any country to register copyrights in, or to register as a trademark, service mark, design patent or industrial design, or business designation, any of the Licensed Material, Trademarks or derivations or adaptations thereof, or any word, symbol or design which is so similar thereto as to suggest association with or sponsorship by Disney or any of Disney's Affiliates. In the event of breach of the foregoing, Licensee agrees, at Licensee's expense and at Disney's request, immediately to terminate the unauthorized registration activity and promptly to execute and deliver, or cause to be delivered, to Disney such assignments and other documents as Disney may require to transfer to Disney all rights to the registrations, patents or applications involved.

19.  UNLICENSED USE OF LICENSED MATERIALS

     A. Licensee agrees that Licensee will not use the Licensed Material, or the Trademarks, or any other material the copyright to which is owned by Disney in any way other than as herein authorized (or as is authorized in any other written contract in effect between the parties). In addition to any other remedy Disney may have, Licensee agrees that all revenues from any unauthorized use thereof, and all revenues from the use of any other copyrighted material of Disney's (or its licensors', if applicable) without written authorization from Disney, shall be immediately payable to Disney.

     B. Licensee agrees to give Disney prompt written notice of any unlicensed use by third parties of Licensed Material or Trademarks, and that Licensee will not, without Disney's written consent, bring or cause to be brought any criminal prosecution, lawsuit or administrative action for infringement, interference with or violation of any rights to Licensed Material or Trademarks. Because of the need for and the high costs of an effective anti-piracy enforcement program, Licensee agrees to cooperate with Disney, and, if necessary, to be named by Disney as a sole complainant or co-complainant in any action against an infringer of the Licensed Material or Trademarks and, notwithstanding any right of Licensee to recover same, legal or otherwise, Licensee agrees to pay to Disney, and hereby waives all claims to, all damages or other monetary relief recovered in such action by reason of a judgment or settlement whether or not such damages or other monetary relief, or any part thereof, represent or are intended to represent injury sustained by Licensee as a licensee hereunder; in any such action against an infringer, Disney agrees to reimburse Licensee for reasonable expenses

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          incurred at Disney's request, including reasonable attorney's fees if
          Disney has requested Licensee to retain separate counsel.

20.  STATEMENTS AND PAYMENTS OF ROYALTIES

     A. Licensee agrees to furnish to Disney by the 25th day after each Royalty Payment Period full and accurate statements on statement forms Disney designates for Licensee's use, showing all information requested by such forms separately for each Property licensed hereunder, including but not limited to, the name of the subject Property, the quantities, Net Invoiced Billings (reported in U.S. Dollars and, if the Territory includes any country other than the U.S., Net Invoiced Billings also should be reported in the currency invoiced to customers) and applicable Royalty rate(s) of Articles using Licensed Material from such Property invoiced during the preceding Royalty Payment Period, and the quantities and invoice value of Articles returned for credit or refund in such period, as well as sales forecasts (if requested), and the country of sale. At the same time Licensee will pay Disney all Royalties plus VAT (if applicable) due on billings shown by such statements. All monies owed to Disney shall be sent to the address identified in Paragraph 20.E., or, if requested by Disney, by electronic transfer to such account as Disney may designate. To the extent that any monies owed to Disney under this Agreement are not paid, Licensee authorizes Disney to offset any amount(s) which is due at any time against any sums which Disney or any of Disney's Affiliates may owe to Licensee or any of Licensee's Affiliates. No deduction or withholding from Royalties payable to Disney shall be made by reason of any tax. Any applicable tax on the manufacture, distribution and sale of the Articles shall be borne by Licensee. All payments are to be made in U.S. Dollars. In the event that an exchange rate is necessary, Licensee shall use the official buying rate of exchange as published in the Wall Street Journal, New York Edition, on the last business day of the applicable Royalty Payment Period, and Licensee shall identify such exchange rate on the Royalty reporting forms.

     B. The statement forms Disney designates for Licensee's use may be changed from time to time, and Licensee agrees to use the most current form designated by Disney (including, for example, forms to be sent by electronic transmission). If it is necessary for Licensee to adapt its system to be able to report statements by electronic transmission, or to make payments by electronic transfer, all costs of such adaptation shall be borne entirely by Licensee. Licensee agrees to fully comply with all instructions supplied by Disney for completing any reporting forms, or adhering to any required format. Upon at least six (6) months' notice from Disney, the Royalty

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          Payment Period may be changed from quarterly to monthly, unless this
          Agreement already provides for a monthly Royalty Payment Period.

     C. In addition to the other information requested by the statement forms, and any special requirements stated in the applicable Schedule for any Property licensed hereunder, Licensee's statement shall with respect to all Articles report separately:

          (1)  F.O.B. In Sales;

          (2)  F.O.B. Out Sales;

          (3) sales of Articles outside the Territory pursuant to a distribution permission (indicating the country involved);

          (4) Licensee's sales of Articles to any of Disney's licensees or Disney's Affiliates' licensees who are licensed to sell the Articles, and who are reselling such Articles and paying Disney royalties on such resales; in such cases, Licensee need only report the sales on the statements, because double royalties are not owed to Disney on these sales;

          (5)  sales of Articles to Disney or any of Disney's Affiliates;

          (6)  sales of Articles to Licensee's or Disney's employees;

          (7) sales of Articles designating the Licensed Material used from each brand or property, motion picture, television series and other Property identified in Paragraph 1.B. hereinabove or in any Schedule attached hereto;

          (8) sales of Articles to or for distribution through any mail order catalogs and any Etailers approved under this Agreement.

     D. Sales of items licensed under contracts with Disney other than this Agreement shall not be reported on the same statement as sales of Articles under this Agreement.

     E. Licensee's statements and payments, including all Royalties, shall be delivered to such address as Disney designates; currently, such address is: Wachovia South Metro Center, DEI Account, P.O. Box 101947, Atlanta, Georgia 30392. A copy of each statement must be sent to Disney at 500

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          South Buena Vista Street, Burbank, California 91521-6653, to the
          attention of the Contract Administrator, Consumer Products Division. If Licensee wishes to send statements and payments by overnight courier, the current address is: Wachovia South Metro Center, DEI Account, 3585 Atlanta Avenue, Hapeville, GA 30354, Attention Peggy Morris, Reference Lock box 101947. However, Advances should be mailed directly to Disney at 500 South Buena Vista Street, Burbank, California 91521-6653, to the attention of the Contract Administrator or Legal Department, Consumer Products Division.

     F. From time to time, upon request by Disney, Licensee shall furnish to Disney's Credit Department, no later than seven days after such request, such financial reports, including balance sheets, statements of income and cash flows, as Disney deems necessary to evaluate Licensee's ongoing creditworthiness and ability to perform this Agreement.

21.  CONFIDENTIALITY

     Licensee represents and warrants that Licensee did not disclose to any third party the prospect of a license from Disney, and that Licensee did not trade on the prospect of a license from Disney, prior to full execution of this Agreement. Licensee agrees not to issue any press release regarding this Agreement or Disney without obtaining Disney's prior written consent. Licensee agrees to keep the terms and conditions of this Agreement confidential, and Licensee shall not disclose such terms and conditions to any third party without obtaining Disney's prior written consent; provided, however, that this Agreement may be disclosed on a need-to-know basis to Licensee's attorneys and accountants who agree to be bound by this confidentiality provision. In addition, Licensee may have access to information concerning Disney's or its Affiliates' business and operations, or information concerning works in progress, artwork, plots, characters or other matters relating to Disney's or its Affiliates' artistic creations, which information may not be accessible or known to the general public. Licensee agrees not to use or disclose such information to any third party without obtaining Disney's prior written consent. In the event Licensee is required to disclose this Agreement, or any part thereof, pursuant to any law, court order or process, the rules and regulations of any governmental department, agency or authority (including, but not limited to, the Securities and Exchange Commission) or any generally accepted accounting rules mandating disclosure in Licensee's financial statements, Licensee agrees to give Disney prior written notice and to use its best efforts to obtain confidential treatment of this Agreement. Upon Disney's request, Licensee agrees to incorporate Disney's comments into Licensee's request for confidential treatment, provided such request

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     and comments are received in writing by Licensee within five (5) business days after Disney's receipt of the notice referred to in the preceding sentence.

22.  INTEREST

     Royalties or any other payments due to Disney hereunder which are received after the due date shall bear interest at the rate of 18% per annum from the due date (or the maximum permissible by law if less than 18%).

23.  AUDITS AND MAINTAINING RECORDS

     A. Licensee agrees to keep accurate records of all transactions relating to this Agreement and any prior agreement with Disney regarding the Licensed Material, including, without limitation, shipments to Licensee of Articles and components thereof, inventory records, records of sales and shipments by Licensee, and records of returns, and to preserve such records for the lesser of seven (7) years or two
          (2) years after the expiration or termination of this Agreement.

     B. Disney, or Disney's representatives, shall have the right from time to time, during Licensee's normal business hours, but only for the purpose of confirming Licensee's performance hereunder, to examine and make extracts and photocopies from all such records, including the general ledger, invoices and any other records which Disney reasonably deems appropriate to verify the accuracy of Licensee's statements or Licensee's performance hereunder, including records of Licensee's Affiliates and unaffiliated sublicensees if they are involved in activities which are the subject of this Agreement. In particular, Licensee's invoices shall identify the Articles separately from goods which are not licensed hereunder. Licensee acknowledges that Disney may furnish Licensee with an audit questionnaire, and Licensee agrees to fully and accurately complete such questionnaire, and return it to Disney within the designated time. Disney's use of an audit questionnaire shall not limit Disney's ability to conduct any on-site audit(s) as provided above. Licensee acknowledges that an audit conducted by Disney or its representatives, may involve one or more license agreements at a time.

     C. If in an audit of Licensee's records it is determined that there is a short fall of five percent (5%) or more in Royalties reported for any Royalty Payment Period, Licensee shall upon request from Disney reimburse Disney for the full out-of-pocket costs of the audit, including the costs of employee auditors calculated at U.S. $60 per hour per person for travel time during normal working hours and actual working time.

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     D.   If Licensee has failed to keep adequate records for one or more
          Royalty Payment Periods, Disney will assume that the Royalties owed to Disney for such Royalty Payment Period(s) are equal to a reasonable amount, determined in Disney's absolute discretion, which may be up to but will not exceed the highest Royalties owed to Disney in a Royalty Payment Period for which Licensee has kept adequate records; if Licensee has failed to keep adequate records for any Royalty Payment Period, Disney will assume a reasonable amount of Royalties which Licensee will owe to Disney, based on the records Licensee has kept and other reasonable assumptions Disney deems appropriate.

24.  MANUFACTURE OF ARTICLES BY THIRD PARTY MANUFACTURERS

     A. Licensee agrees to supply Disney with the names and addresses of all of its own manufacturing facilities for the Articles. If Licensee at any time desires to use a third-party Manufacturer to produce the Articles, components of Articles, or related items bearing Licensed Material, Trademarks, or both, whether the third party is located within or outside the Territory, Licensee must, as a condition to the continuation of this Agreement, notify Disney of the accurate name and complete address of such Manufacturer and the Articles, components, or related items, and obtain Disney's prior written permission to do so. If Disney is prepared to grant permission, Disney will do so if each of Licensee's Manufacturers signs a Manufacturer's Agreement in a form which Disney will furnish to Licensee, and Disney receives all such agreements properly signed. Disney also may require a pre-approval compliance inspection of a Manufacturer prior to the production of any Articles, components, or other items involved. Licensee must immediately notify Disney if Licensee is no longer using a Manufacturer to manufacture the Articles, components, or related items.

            (A SAMPLE OF SAID AGREEMENT FORM IS AVAILABLE ON REQUEST)

     B. If any such Manufacturer utilizes Licensed Material or Trademarks for any unauthorized purpose, Licensee shall cooperate fully in bringing such utilization to an immediate halt. If, by reason of Licensee's not having supplied the above mentioned agreements to Disney or not having given Disney the name of any Manufacturer, Disney makes any representation or takes any action and is thereby subjected to any penalty or expense, Licensee will fully compensate Disney for any cost or loss Disney sustains (in addition to any other legal or equitable remedies available to Disney).

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     C.   If any Manufacturer fails to pass a compliance inspection as referenced in Paragraph 11, and thereafter fails to remedy the cited failure(s) within the time designated by Disney, or if the Manufacturer otherwise breaches the Manufacturer's Agreement, the Manufacturer's Agreement for such Manufacturer may be terminated immediately by Disney, and Licensee shall not thereafter use such Manufacturer to manufacture Articles, components, or related items. In the case of a pre-approval compliance inspection, if a Manufacturer fails to pass the compliance inspection, and thereafter fails to remedy the cited failure(s) within the time designated by Disney, Licensee shall not use such Manufacturer to produce Articles, components or related items. If Licensee fails to notify Disney that it has ceased using a particular Manufacturer, and Disney or its designated agent conducts a compliance inspection of such Manufacturer, Licensee remains obligated to work with the Manufacturer to remedy any cited failure(s), or, in the alternative, the Manufacturer's Agreement shall be deemed terminated for purposes of Paragraph 28.B. (10), and Licensee shall promptly reimburse Disney for the reasonable cost of the compliance inspection.

25.  INDEMNITY

     A. Licensee shall indemnify Disney during and after the term hereof against all claims, demands, suits, judgments, losses, liabilities (including settlements entered into in good faith with Licensee's consent, not to be unreasonably withheld) and expenses of any nature (including reasonable attorneys' fees) arising out of Licensee's activities under this Agreement, including but not limited to, any actual or alleged: (1) negligent acts or omissions on Licensee's part,
          (2) defect (whether obvious or hidden and whether or not present in any Sample approved by Disney) in an Article, (3) personal injury, (4) infringement of any rights of any other person by the manufacture, sale, possession or use of Articles, (5) breach on Licensee's part of any covenant, representation or warranty contained in this Agreement, or (6) failure of the Articles or by Licensee to comply with applicable Laws. The parties indemnified hereunder shall include Disney Enterprises, Inc., its licensors, if applicable, and its and their Affiliates and successors, and its and their officers, directors, employees and agents. The indemnity shall not apply to any claim or liability relating to any infringement of the copyright of a third party caused by Licensee's utilization of the Licensed Material and the Trademarks in accordance with the provisions hereof, unless such claim or liability arises out of Licensee's failure to obtain the full assignment of rights referenced in Paragraph 12.

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     B.   Disney shall indemnify Licensee during and after the term hereof against all claims, demands, suits, judgments, losses, liabilities (including settlements entered into in good faith with Disney's consent, not to be unreasonably withheld) and expenses of any nature (including reasonable attorneys' fees) arising out of any claim that Licensee's use of any representation of the Licensed Material or the Trademarks approved in accordance with the provisions of this Agreement infringes the copyright of any third party or infringes any right granted by Disney to such third party, except for claims arising out of Licensee's failure to obtain the full assignment of rights referenced in Paragraph 12. Licensee shall not, in any case, be entitled to recover for lost profits.

     C. Additionally, if by reason of any claims referred to in Paragraph 25.B., Licensee is precluded from selling any stock of Articles or utilizing any materials in Licensee's possession or which come into Licensee's possession by reason of any required recall, Disney shall be obligated to purchase such Articles and materials from Licensee at their out-of-pocket cost to Licensee, excluding overheads, but Disney shall have no other responsibility or liability with respect to such Articles or materials.

     D. Disney gives no warranty or indemnity with respect to any liability or expense arising from any claim that use of the Licensed Material or the Trademarks on or in connection with the Articles hereunder or any packaging, advertising or promotional material infringes on any trademark right of any third party or otherwise constitutes unfair competition by reason of any prior rights acquired by such third party, other than rights acquired from Disney. It is expressly agreed that it is Licensee's responsibility to carry out such investigations as Licensee may deem appropriate to establish that Articles, packaging, and promotional and advertising material which are manufactured or created hereunder, including any use made of the Licensed Material and the Trademarks therewith, do not infringe such right of any third party, and Disney shall not be liable to Licensee if such infringement occurs.

     E. Licensee and Disney agree to give each other prompt written notice of any claim or suit which may arise under the indemnity provisions set forth above. Without limiting the foregoing, Licensee agrees to give Disney written notice of any product liability claim made or suit filed with respect to any Article, any investigations or directives regarding the Articles issued by the U.S. Consumer Product Safety Commission ("CPSC") or other federal, state, provincial, or local consumer safety agency, and any notices sent by Licensee to, or received by Licensee from, the CPSC or other consumer


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          safety agency regarding the Articles within fourteen (14) days of
          Licensee's receipt or promulgation of the claim, suit, investigation, directive, or notice.

26.  INSURANCE

     Licensee shall maintain in full force and effect at all times while this Agreement and any Schedule(s) entered into hereunder are in effect and for three years thereafter commercial general liability insurance on a per occurrence form, including broad form coverage for contractual liability, property damage, products liability and personal injury liability (including bodily injury and death), waiving subrogation, with minimum limits of no less than two million dollars (US $2,000,000.00) per occurrence, and naming as an additional "insured" each party indemnified in Paragraph 25 hereof. Licensee also agrees to maintain in full force and effect at all times while this Agreement and any Schedule(s) entered into hereunder are in effect such Worker's Compensation Insurance as is required by applicable provincial or state law and, if Licensee is a U.S.-based licensee, Employer's Liability Insurance with minimum limits of one million dollars (US $1,000,000.00) per occurrence. All insurance shall be primary and not contributory. Licensee shall deliver to Disney a certificate or certificates of insurance evidencing satisfactory coverage and indicating that Disney shall receive thirty (30) days unrestricted prior written notice of cancellation, non-renewal or of any material change in coverage. Licensee's insurance shall be carried by an insurer with a BEST Guide rating of B + VII or better. Compliance herewith in no way limits Licensee's indemnity obligations, except to the extent that Licensee's insurance company actually pays Disney amounts which Licensee would otherwise pay Disney.

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27.  WITHDRAWAL OF LICENSED MATERIAL

     Licensee agrees that Disney may, without obligation to Licensee other than to give Licensee written notice thereof, withdraw from the scope of this Agreement any Licensed Material which by the Marketing Date or, if such a date is not specified in Paragraph 1.S., by six (6) months from the commencement of the term of the applicable Schedule or the date of any applicable amendment, is not being used on or in connection with the Articles. Disney may also withdraw any Licensed Material or Articles the use or sale of which under this Agreement would infringe or reasonably be claimed to infringe the rights of a third party, other than rights granted by Disney, in which case Disney's obligations to Licensee shall be limited to the purchase at cost of Articles and other materials utilizing such withdrawn Licensed Material which cannot be sold or used. In the case of any withdrawal under the preceding sentence, the Advances and Guarantees shall be adjusted to correspond to the time remaining in the term of the affected Schedule(s), or the number of Articles remaining under such Schedule(s), at the date of withdrawal.

28.  TERMINATION

     Without prejudice to any other right or remedy available to Disney:

     A. Disney shall have the right at any time to terminate this Agreement (or any Schedule(s) entered into hereunder) by giving Licensee written notice thereof, if Licensee (i) fails to manufacture, sell or distribute the Articles in accordance with this Agreement, (ii) fails to timely furnish statements and timely pay Royalties or any other amounts due to Disney hereunder, (iii) fails to notify Disney of the accurate name and complete address of Licensee's manufacturing facilities or any Manufacturer of the Articles, (iv) fails to have any such Manufacturer execute the Manufacturer's Agreement, or (v) otherwise fails to comply with or perform any other obligation or covenant hereunder or breaches any other term of this Agreement (other than those set forth in Paragraph 28.B. below); provided that Licensee shall have thirty (30) days (or, in the case of non-payment of any monetary obligations due Disney under the Agreement within fifteen
          (15) days) after Disney sends Licensee written notice of termination to correct any such failure or breach capable of being corrected and avoid termination.

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     B.   Disney shall have the right at any time to terminate this Agreement immediately upon giving Licensee written notice thereof if one or more of the following events occur (provided, however, that with respect to clause (6) below such termination shall occur immediately without the need for any notice):

          (1) if Licensee delivers to any customer without Disney's written authorization merchandise containing representations of Licensed Material or other material the copyright or other proprietary rights to which are owned by Disney other than Articles listed herein and approved in accordance with the provisions hereof;

          (2) if Licensee delivers Articles outside the Territory or knowingly sells Articles to a third party for delivery outside the Territory, unless pursuant to a written distribution permission or separate written license agreement with Disney or any of Disney's Affiliates;

          (3) if a breach occurs which is of the same nature, and which violates the same provision of this Agreement, as a breach of which Disney has previously given Licensee written notice;

          (4) if Licensee breaches any material term of any other license agreement between the parties, and Disney terminates such agreement for cause;

          (5) if Licensee breaches any surviving obligation under any other license agreement between the parties, even if such agreement has expired;

          (6) if Licensee shall generally not pay its debts as such debts become due, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Licensee seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee or other similar official for all or for any substantial part of its property or assets;

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          (7)  if Licensee is not permitted or is unable to operate Licensee's business in the usual manner, or is not permitted or is unable to provide Disney with assurance satisfactory to Disney that Licensee will so operate Licensee's business, as debtor in possession or its equivalent;

          (8) if any event shall occur or condition shall exist under any agreement or instrument relating to institutional indebtedness or financial obligations owed by Licensee, including the failure to pay principal or interest thereon, and such event or condition shall continue after any applicable grace period specified in such agreement or instrument, and the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such indebtedness or obligations or otherwise cause, or to permit the holder thereof to cause, such indebtedness or obligations to mature;

          (9) if Licensee, due to material changes in its financial position, or for other reasons, is unable to meet Licensee's obligations under this Agreement, or is unable to provide Disney with assurance satisfactory to Disney that Licensee will be able to meet such obligations;

          (10) if Licensee breaches any covenant set forth in Paragraph 11 of this Agreement; or

          (11) if more than three Manufacturer's Agreements are terminated in any twelve-month period by Disney for the Manufacturers' failure to pass compliance inspections as referenced in Paragraphs 11 and 24.

     C. If Disney terminates this Agreement pursuant to this Paragraph 28, Licensee shall not be permitted to seek injunctive relief to contest Disney's determination that a termination event has occurred or to otherwise affect Disney's full and absolute control of the Licensed Material and the Trademarks; provided however, Licensee may bring an action for damages, but prior to and during any such action, Disney shall have full and absolute control over the Licensed Material and the Trademarks.

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29.  RIGHTS AND OBLIGATIONS UPON EXPIRATION OR TERMINATION

     A. Upon the expiration or termination of this Agreement, all rights herein granted to Licensee shall revert to Disney, any unpaid portion of the Guarantee shall be immediately due and payable (together with the Royalty statement due at such time), and Disney shall be entitled to retain all Royalties and other things of value paid or delivered to Disney. Licensee agrees that the Articles shall be manufactured during the term of each applicable Schedule in quantities consistent with anticipated demand therefor so as not to result in an excessive inventory build-up immediately prior to the end of the term thereof. Licensee agrees that from the expiration or termination of this Agreement Licensee shall neither manufacture nor have manufactured for Licensee any Articles, that Licensee will deliver to Disney any and all artwork (including Style Guides, animation cels and drawings) which may have been used or created by Licensee in connection with this Agreement, that Licensee will at Disney's option either sell to Disney at cost or destroy or efface any molds, plates and other items used to reproduce Licensed Material or Trademarks, and that, except as hereinafter provided, Licensee will cease selling Articles. Any unauthorized distribution of Articles after the expiration or termination of this Agreement or any applicable Schedule shall constitute copyright infringement.

     B. If Licensee has any unsold Articles in inventory on the expiration or termination date of the applicable Schedule, Licensee shall provide Disney with a full statement of the kinds and numbers of such unsold Articles. If such statement has been provided to Disney and if Licensee has fully complied with the terms of this Agreement, including the payment of all Royalties due and the Guarantee, upon notice from Disney, Licensee shall have the right for a limited period of two (2) calendar months from such expiration or earlier termination date to sell off and deliver such Articles as authorized under Paragraph 2.A. Licensee shall furnish Disney statements covering such sales and pay Disney Royalties in respect of such sales. Such Royalties shall not be applied against the applicable Advance or towards meeting the applicable Guarantee. If the sell-off period is extended by Disney to a date which is not the last day of the Royalty Payment Period, Licensee's statement and Royalties for such sell-off period shall be due twenty-five (25) days after the last day of the sell-off period. All rights and remedies available to Disney during the Term shall be equally available to Disney during the sell-off period.

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     C.   In recognition of Disney's interest in maintaining a stable and viable market for the Articles during and after the Term and any sell-off period, Licensee agrees to refrain from "dumping" the Articles in the market during the Term and any sell-off period granted to Licensee. "Dumping" shall mean the distribution of product at volume levels significantly above Licensee's prior sales practices with respect to the Articles, and at price levels so far below Licensee's prior sales practices with respect to the Articles as to disparage the Articles; provided, however, that nothing contained herein shall be deemed to restrict Licensee's ability to set product prices at Licensee's discretion.

     D. Except as otherwise agreed by Disney in writing, any inventory of Articles in Licensee's possession or control after the expiration or termination of the term of the applicable Schedule hereof and of any sell-off period granted hereunder shall be destroyed, or all Licensed Material and Trademarks removed or obliterated therefrom.

     E. If Disney supplies Licensee with forms regarding compliance with this Paragraph 29, Licensee agrees to complete, execute and return such forms to Disney expeditiously. Licensee acknowledges that this will be necessary at the end of the term of each Schedule entered into under this Agreement.

     F. Notwithstanding any provision to the contrary, in the case of termination under Paragraph 28.B. (6) or (7), in order to protect the value of the Articles and to avoid any disparagement of the Articles which could occur as a result of the circumstances of termination, Disney shall have the option, in Disney's absolute discretion, to purchase any or all unsold Articles in Licensee's inventory on the termination date at 20% over Licensee's cost of goods for such Articles (not including overhead).

30.  WAIVERS

     A waiver by either party at any time of a breach of any provision of this Agreement shall not apply to any breach of any other provision of this Agreement, or imply that a breach of the same provision at any other time has been or will be waived, or that this Agreement has been in any way amended, nor shall any failure by either party to object to conduct of the other be deemed to waive such party's right to claim that a repetition of such conduct is a breach hereof.

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31.  PURCHASE OF ARTICLES BY DISNEY

     If Disney wishes to purchase Articles, Licensee agrees to sell such Articles to Disney or any of Disney's Affiliates at as low a price as Licensee charges for similar quantities sold to Licensee's regular customers and to pay Disney Royalties on any such sales.

32.  NON-ASSIGNABILITY

     A. This Agreement, and the rights granted hereunder to Licensee, are personal to Licensee, who was specifically chosen by Disney to be licensed hereunder because of Licensee's and certain employees' particular expertise and ability to design, produce and sell the Articles in ways which maximize the value of the Articles, and to otherwise perform the Agreement. Licensee shall not voluntarily or by operation of law assign, sub-license, transfer, encumber or otherwise dispose of all or any part of Licensee's interest in this Agreement (including, but not limited to, any encumbrance of the Articles) without Disney's prior written consent, to be granted or withheld in Disney's absolute discretion. Any attempted assignment, sub-license, transfer, encumbrance or other disposal without such consent shall be void and shall constitute a material default and breach of this Agreement. "Transfer" within the meaning of this Paragraph 32 shall include any merger or consolidation involving Licensee or any directly or indirectly controlling Affiliate(s) of Licensee ("Controlling Affiliate"); any sale or transfer of all or substantially all of Licensee's or its Controlling Affiliate(s)' assets; any transfer of Licensee's rights, obligations, or both, under this Agreement, to a division, business segment or other entity different from the one specifically referenced on page 1 hereof (or any sale or attempted sale of Articles under a trademark or trade name of such division, business segment or other entity); any public offering, or series of public offerings, whereby a cumulative total of thirty-three and one-third percent (33 1/3%) or more of the voting stock of Licensee or its Controlling Affiliate(s) is offered for purchase; and any acquisition, or series of acquisitions, by any person or entity, or group of related persons or entities, of a cumulative total of thirty-three and one-third percent (33-1/3%) or more of the voting stock of Licensee or its Controlling Affiliate(s), or the right to vote such percentage (or, if Licensee is a partnership, resulting in the transfer of thirty-three and one-third percent (33-1/3%) or more of the profit and loss participation in Licensee, or the occurrence of any of the foregoing with respect to any general partner of Licensee; or, if Licensee is a legal entity other than a corporation or partnership, resulting in the transfer of thirty-three and one-third percent (33-

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          1/3%) or more of the control of Licensee, or the occurrence of any of the foregoing with respect to any manager or administrator of the legal entity).

     B. Licensee agrees to provide Disney with at least thirty (30) days prior written notice of any desired assignment of this Agreement or other transfer as defined in Paragraph 32.A. At the time Licensee gives such notice, Licensee shall provide Disney with the information and documentation necessary to evaluate the contemplated transaction. Disney's consent (if given) to any assignment of this Agreement or other transfer as defined in Paragraph 32.A. shall be subject to such terms and conditions as Disney deems appropriate, including but not limited to, payment of a transfer fee. The amount of the transfer fee shall be determined by Disney based upon the circumstances of the particular assignment or transfer, taking into account such factors as the estimated value of the license being assigned or otherwise transferred; the risk of business interruption or loss of quality, production or control Disney may suffer as a result of the assignment or other transfer; the identity, reputation, creditworthiness, financial condition and business capabilities of the proposed assignee or other entity involved in the transfer; and Disney's internal costs related to the assignment or other transfer; provided, however, in no event shall the transfer fee be in an amount less than U.S. $ * for each Disney license (or Schedule), brand and/or property (as applicable) involved in an assignment or other transfer, up to a maximum total fee of U.S. $ * per transfer for all affected Disney licenses (or Schedules), brands and/or properties (as applicable) within the Territory and Canada at the time of the subject transfer. The foregoing transfer fee shall not apply if this Agreement is assigned to one of Licensee's Affiliates as part of a corporate reorganization exclusively among some or all of the entities existing in Licensee's corporate structure when this Agreement is signed; provided, however, that Licensee must give Disney written notice of such assignment and a description of the reorganization. Notwithstanding the foregoing, a transfer fee will not be triggered by any of the following transfers of voting stock or other beneficial interest in Licensee, unless occurring as part of or in conjunction with a transaction that would trigger a transfer fee: (1) distribution(s) in the ordinary course of Licensee's business on employee or director stock option plans; or (2) transfers for estate planning purposes among the current shareholders of Licensee who are members of the Sidman family (including their spouses and children) as their interests appear when this Agreement is signed; or (3) repurchases of its own stock by Licensee as part of a corporate stock repurchase program but not including any issuer tender offer or exchange offer; provided, however, that Licensee shall maintain substantially the same management and continue to operate in substantially the same fashion as prior to any of the transfers described

The First Years, Inc.
CONSUMER PRODUCTS LICENSE - DISNEY PROPERTIES
Agreement dated August 1, 2000
Page 39

          above, and provided further, that in any event, any of the transfers described above shall remain subject to Disney's consent as set forth in Paragraph 32.A. The provisions of this Paragraph 32 shall supersede any conflicting provisions on this subject in any merchandise license agreement previously entered into between the parties for this Territory.

     C. Licensee acknowledges that it has read and understands the Transfer Fee Policy attached hereto, which governs transfer fee procedures under this Agreement. The Transfer Fee Policy is incorporated herein by this reference.

     D. Notwithstanding Paragraphs 32.A. and B., Licensee may, upon Disney's prior written consent, sublicense Licensee's rights, obligations, or both, under this Agreement, to any of Licensee's Affiliates, provided that each such Affiliate agrees to be bound by all of the terms and conditions of this Agreement, and provided that each such Affiliate agrees to guarantee Licensee's full performance of this Agreement (including, but not limited to, Paragraph 25) and to indemnify Disney for any failure of such performance, and further provided that Licensee and each such Affiliate agree to provide Disney with satisfactory documentation of such agreement(s), guarantee(s), and indemnification upon Disney's request therefor, and in a form satisfactory to Disney. Licensee hereby represents and irrevocably and unconditionally guarantees that any and all Affiliates sublicensed hereunder will observe and perform all of Licensee's obligations under this Agreement, including, but not limited to, the provisions governing approvals, and compliance with approved samples, applicable Laws, indemnification and all other provisions hereof, and that they will otherwise adhere strictly to all of the terms hereof and act in accordance with Licensee's obligations hereunder. Any involvement of an Affiliate in the activities which are the subject of this Agreement shall be deemed carried on pursuant to such a sublicense and thus covered by such guarantee; however, unless Licensee has obtained Disney's consent to sublicense an Affiliate in each instance, such Affiliate shall be deemed to be included in the term "Licensee" for all purposes under this Agreement, and Disney may treat such unapproved involvement of the Affiliate as a breach of the Agreement. In the event of any sublicense to an Affiliate hereunder, the reference in Paragraph 32.A. to "Controlling Affiliate" shall include such Affiliate sublicensee.

The First Years, Inc.
CONSUMER PRODUCTS LICENSE - DISNEY PROPERTIES
Agreement dated August 1, 2000
Page 40

33.  RELATIONSHIP

     This Agreement does not provide for a joint venture, partnership, agency or employment relationship between the parties, or any other relationship than that of licensor and licensee.

34.  CONSTRUCTION

     The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning and not strictly for or against any of the parties. Headings of paragraphs herein are for convenience of reference only and are without substantive significance.

35.  MODIFICATIONS OR EXTENSIONS OF THIS AGREEMENT

     Except as otherwise provided herein, this Agreement can only be extended or modified by a writing signed by authorized representatives of both parties; provided, however, that certain modifications shall be effective if signed by the party to be charged and communicated to the other party.

36.  NOTICES

     All notices which either party is required or may desire to serve upon the other party shall be in writing, addressed to the party to be served at the address set forth on page 1 of this Agreement, and may be served personally or by depositing the same addressed as herein provided (unless and until otherwise notified), postage prepaid, in the United States mail. Such notice shall be deemed served upon personal delivery or upon the date of mailing; provided, however, that Disney shall be deemed to have been served with a notice of a request for approval of materials under this Agreement only upon Disney's actual receipt of the request and of any required accompanying materials. Any notice sent to Disney hereunder shall be sent to the attention of "Vice President, Licensing", unless Disney advises Licensee in writing otherwise.

37.  MUSIC

     Music is not licensed hereunder. Any charges, fees or royalties payable for music rights or any other rights not covered by this Agreement shall be additional to the Royalties and covered by separate agreement.

The First Years, Inc.
CONSUMER PRODUCTS LICENSE - DISNEY PROPERTIES
Agreement dated August 1, 2000
Page 41

38.  PREVIOUS AGREEMENTS

     This Agreement, and any confidentiality agreement Licensee may have signed pertaining to any of the Licensed Material, contains the entire agreement between the parties concerning the subject matter hereof and supersedes any pre-existing or contemporaneous agreement and any oral or written communications between the parties.

39.  CHOICE OF LAW AND FORUM

     This Agreement shall be deemed to be an executory agreement entered into in California and shall be governed and interpreted according to the laws of the State of California applicable to contracts made and to be fully performed in California. Any legal actions pertaining to this Agreement shall be commenced within the State of California and within either Los Angeles or Orange Counties, and Licensee consents to the jurisdiction of the courts located in Los Angeles or Orange Counties.

40.  EQUITABLE RELIEF

     Licensee acknowledges that Disney will have no adequate remedy at law if Licensee continues to manufacture, sell, advertise, promote or distribute the Articles upon the expiration or termination of the term of any applicable Schedule under this Agreement. Licensee acknowledges and agrees that, in addition to any and all other remedies available to Disney, Disney shall have the right to have any such activity by Licensee restrained by equitable relief, including, but not limited to, a temporary restraining order, a preliminary injunction, a permanent injunction, or such other alternative relief as may be appropriate, without the necessity of Disney posting any bond.

41.  GOODWILL

     Licensee acknowledges that the rights and powers retained by Disney hereunder are necessary to protect Disney's (or its licensors', if applicable) copyrights and property rights, and, specifically, to conserve Disney's (and its licensors', if applicable) goodwill and good name, and the name "Disney", and therefore Licensee agrees that Licensee will not allow the same to become involved in matters which will, or could, detract from or impugn the public acceptance and popularity thereof, or impair their legal status.

The First Years, Inc.
CONSUMER PRODUCTS LICENSE - DISNEY PROPERTIES
Agreement dated August 1, 2000
Page 42

42.  POWER TO SIGN

     The parties warrant and represent that their respective representatives signing this Agreement have full power and proper authority to sign this Agreement and to bind the parties.

43.  SURVIVAL OF OBLIGATIONS

     The respective obligations of the parties under this Agreement, which by their nature would continue beyond the termination, cancellation or expiration of this Agreement, including but not limited to indemnification, insurance, payment of Royalties, audits, and Paragraph 29, shall survive termination, cancellation or expiration of this Agreement.

44.  SEVERABILITY OF PROVISIONS

     The terms of this Agreement are severable and the invalidity of any term of this Agreement shall not affect the validity of any other term.

Please sign below under the word "Agreed". When signed by both parties this shall constitute an agreement between Disney and Licensee.

AGREED:

DISNEY ENTERPRISES, INC.

By:   /s/ Jeffery Fradin
    ----------------------------------

Title:   Vice President
       -------------------------------

Date:   9/20/00
      --------------------------------


THE FIRST YEARS, INC.


By:   /s/  Ronald J. Sidman
    ----------------------------------

Title:   President
       -------------------------------

                                CATALOG SCHEDULE
                        (LIST OF PRE-APPROVED CATALOGS)

                          HOME FURNISHINGS/HOUSEWARES

                                    Upscale
                                    -------

                    Ballard Design
                    Casual Living
                    Celebration Fantastic
                    Chambers
                    Charles Keath
                    Chef's Catalog
                    Faith Mountain
                    Garnett Hill
                    Hand-in-Hand
                    Horchow
                    Kitchen & Home
                    Kitchen Kaboodle
                    Linda Anderson
                    Metropolitan Museum of Art
                    Museum of Fine Arts, Boston
                    Norm Thompson
                    Nursery Works
                    One Step Ahead
                    Potpourri
                    Reader's Digest Home Life
                    Ross-Simons
                    Seasons
                    Sensational Beginnings
                    Signals

This Catalog Schedule is subject to change. Disney reserves the right to add catalogs to or delete catalogs from the Catalog Schedule without prior notice to Licensee. Licensee agrees to cease selling Articles to a deleted catalog within sixty (60) days after written notice of the deletion. Disney will consider new catalogs requested by Licensee on a case-by-case basis.

05/01/98

                                CATALOG SCHEDULE
                        (LIST OF PRE-APPROVED CATALOGS)

                          HOME FURNISHINGS/HOUSEWARES

                                    Upscale
                                    -------
                                  (Continued)

                    Smithsonian
                    Spiegel
                    Sugar Hill
                    The Cotton Gin
                    The Linen Source
                    The Paragon
                    The Right Start
                    The Wish List
                    Touch of Class
                    Touchstone
                    Trifles
                    Wireless






This Catalog Schedule is subject to change. Disney reserves the right to add catalogs to or delete catalogs from the Catalog Schedule without prior notice to Licensee. Licensee agrees to cease selling Articles to a deleted catalog within sixty (60) days after written notice of the deletion. Disney will consider new catalogs requested by Licensee on a case-by-case basis.

05/01/98

                                CATALOG SCHEDULE
                        (LIST OF PRE-APPROVED CATALOGS)

                          HOME FURNISHINGS/HOUSEWARES

                                      Mass
                                      ----


                         Apple Creek
                         Armchair Shopper
                         Avon (EXCLU. PERSONAL CARE)
                         Domestications
                         Fingerhut
                         Lillian Vernon
                         Miles Kimball
                         Popular Club






This Catalog Schedule is subject to change. Disney reserves the right to add catalogs to or delete catalogs from the Catalog Schedule without prior notice to Licensee. Licensee agrees to cease selling Articles to a deleted catalog within sixty (60) days after written notice of the deletion. Disney will consider new catalogs requested by Licensee on a case-by-case basis.

05/01/98

                          SCHEDULE TO LICENSE AGREEMENT

1. Schedule #1 to License Agreement Dated August 1, 2000 between Disney Enterprises, Inc. and THE FIRST YEARS, INC. ("Agreement").

2.   Effective date of this Schedule: January 1, 2001.

3.   Termination date of this Schedule: *.

4. Property: Winnie The Pooh characters (i.e., WINNIE THE POOH, CHRISTOPHER ROBIN, PIGLET, RABBIT, EEYORE, TIGGER, OWL, GOPHER, KANGA AND ROO), all in the style as designed by Disney, but only depictions of such characters, and accompanying design elements, as may be designated by Disney.

5. Territory: The United States, United States PX's wherever located, and United States territories and possessions, excluding Puerto Rico, Commonwealth of Northern Mariana Islands and Palau. However, if sales are made to chain stores in the United States which have stores in Puerto Rico, such chain stores also may supply Articles to such stores in Puerto Rico.

6.   Marketing Date: By January 1, 2001, for all Articles.

7.   Royalty Advance payment(s) and due date(s): * .

8.   Royalty Guarantee increments during the term of this Schedule:

          *

9.   Royalty rate:

          *

10.  Articles:

     A.   FEEDING AND SOOTHING:

          (1)      Bottles
          (2)      Bibs (vinyl only)
          (3)      Cups
          (4)      Pacifiers and attachers
          (5)      Bowls
          (6)      Dishes
          (7)      Feeding utensils
          (8)      Snack containers
          (9)      Cool totes
          (10)     Placemats
          (11)     Floor mats
          (12)     Burp cloths

Schedule 1 to Agreement dated Auguest 1, 2000
Page 2

          (13)     Toddler sports bottles

     B.   CARE AND SAFETY:

          (1)      Changing pads
          (2)      Carriers (front and back)
          (3)      Handheld showers
          (4)      Sponges
          (5)      Spout guards
          (6)      Shampoo visors
          (7)      Car organizers
          (8)      Non-activity crib lights
          (9)      Combs and brushes
          (10)     Night lights
          (11)     Car shades
          (12)     Diaper pins
          (13)     Tub thermometers
          (14)     Tub organizers
          (15)     Infant bath tubs
          (16)     Baby bathers
          (17)     Hooded towels
          (18)     Wash cloths/wash mitts
          (19)     Booster seats
          (20)     Step stools
          (21)     Infant toothbrushes and toothcare organizers
          (22)     Bed rails
          (23)     Monitors
          (24)     Scratch mitts
          (25)     Bath mats
          (26)     Hampers

     C.   PLAYTHINGS:

          (1)      Hand-held rattles
          (2)      Teethers
          (3)      Suction toys
          (4)      Linking toys
          (5)      Electronic hand-held toys (with rattle or squeaker functions)
          (6)      Bath toys
          (7)      Crib toys
          (8)      Foot rattles and wrist rattles
          (9)      Squeeze toys
          (10)     Infant rings
          (11)     Chime balls
          (12)     Bouncy seats
          (13) Accessory toys (i.e., stroller toys, carrier toys and high chair toys)

     For the period commencing * , and ending * , the SKU designs for Articles Numbers A.1, A.2, A.3, B.11 and C.1 shall be refreshed and renewed. For the period commencing

Schedule 1 to Agreement dated Auguest 1, 2000
Page 3

     * , and ending * , the SKU designs for Articles Numbers A.4 through A.7, B.9, B.21 and C.2 shall be refreshed and renewed.

     Articles Numbers C.1 through C.13 shall be replaced as mutually agreed upon by Disney and Licensee during the designated planning process.

     One "marquee" Article utilizing the Property set forth in section 4 above shall be presented at the Juvenile Products Manufacturers Association
     (JPMA) during each calendar year of the term of this Schedule. For purposes of this Schedule, a "marquee" Article is defined as an Article which contains or includes an innovation or technological advance, or has strategic significance in the industry, as mutually determined by Disney and Licensee during mutually designated planning meetings.

     Licensee shall produce between one to two category "breakout" Articles utilizing the Property set forth in section 4 above during each calendar year of the term of this Schedule. For purposes of this Schedule, a "breakout" Article is defined as an existing Article which contains or includes a new innovative or technological feature or advancement, but on a lower level than a marquee Article, as mutually determined by Disney and Licensee during mutually designated planning meetings.

11.  Samples: Six (6) of each SKU of each Article.

12.  Distribution:

     Licensee will sell the Articles only to the following Retailers in the Territory for resale to the public in the Territory, or to Wholesalers in the Territory for resale to such Retailers: (1) mass market Retailers (including such Retailers as Target, Toys R Us, WalMart and Kmart), (2) value-oriented department stores (including such Retailers as Sears and Mervyn's), (3) value-oriented specialty stores, (4) drug store chains, and
     (5) supermarkets and food chains; provided, however, that Article Number
     C.13 may be sold only to the infant buyers of supermarkets and food chains. Articles Numbers A.1 through A.4, A.9, A.13, B.2, B.5, B.14, B.21, B.25, C.1, C.2, C.5 through C.8 and C.11 also may be sold to the following Retailers in the Territory for resale to the public in the Territory, or to Wholesalers in the Territory for resale to such Retailers: (1) upscale Retailers (including such Retailers as Robinsons-May, Nordstrom's and Bloomingdale's), (2) better specialty stores, and (3) mid-tier department stores (including such Retailers as J.C. Penney and Kohl's). Licensee will not sell the Articles to unauthorized Retailers or Wholesalers, or to warehouse clubs, convenience stores or gas stations. If there is a question as to whether a particular customer falls within any of the categories specified herein, Disney's determination shall be binding. Licensee may sell the Articles utilizing the Property set forth in section 4 above to customers for resale through the mass catalogs listed on the Mass Catalog Schedule to the Agreement, subject to Paragraph 2.A.(4) of the Agreement and this Schedule 1. In addition, Articles Numbers A.1 through A.4, A.9, A.13, B.2, B.5, B.14, B.21, B.25, C.1, C.2, C.5 through C.8 and C.11 may be sold to customers for resale through the upscale catalogs listed on the Upscale Catalog Schedule to the Agreement, subject to Paragraph 2.A.(4) of the Agreement and this Schedule 1.

13.  Special provisions:

     A.   Copyright notice:

Schedule 1 to Agreement dated Auguest 1, 2000
Page 4

          Without limiting the provisions of Paragraph 13 of the Agreement, Licensee agrees to include on the Article, or the packaging for the Article, or the hang tag for the Article (if applicable), the following language: Based on the "Winnie The Pooh" works, copyright A.A. Milne and E.H. Shepard.

                          SCHEDULE TO LICENSE AGREEMENT

1. Schedule #2 to License Agreement Dated August 1, 2000 between Disney Enterprises, Inc. and THE FIRST YEARS, INC. ("Agreement").

2.   Effective date of this Schedule: January 1, 2001.

3.   Termination date of this Schedule: * .

4. Properties: DISNEY CLASSICS, comprised of the following individual Properties (collectively, the "Disney Classics Properties"):

     A. WALT DISNEY'S BAMBI characters, but only such characters and depictions of such characters, and accompanying design elements, as may be designated by Disney;
     B. WALT DISNEY'S SLEEPING BEAUTY characters, but only such characters and depictions of such characters, and accompanying design elements, as may be designated by Disney;
     C. WALT DISNEY'S SNOW WHITE AND THE SEVEN DWARFS characters, but only such characters and depictions of such characters, and accompanying design elements, as may be designated by Disney;
     D. WALT DISNEY'S THE JUNGLE BOOK characters, but only such characters and depictions of such characters, and accompanying design elements, as may be designated by Disney;
     E. WALT DISNEY'S CINDERELLA characters, but only such characters and depictions of such characters, and accompanying design elements, as may be designated by Disney;
     F. WALT DISNEY'S DUMBO characters, but only such characters and depictions of such characters, and accompanying design elements, as may be designated by Disney;
     G. WALT DISNEY'S LADY AND THE TRAMP characters, but only such characters and depictions of such characters, and accompanying design elements, as may be designated by Disney;
     H. WALT DISNEY'S PINOCCHIO characters, but only such characters and depictions of such characters, and accompanying design elements, as may be designated by Disney;
     I. WALT DISNEY'S ALICE IN WONDERLAND characters, but only such characters and depictions of such characters, and accompanying design elements, as may be designated by Disney;
     J. WALT DISNEY'S PETER PAN characters, but only such characters and depictions of such characters, and accompanying design elements, as may be designated by Disney;
     K. WALT DISNEY'S THE ARISTOCATS characters, but only such characters and depictions of such characters, and accompanying design elements, as may be designated by Disney;

Schedule 2 to Agreement dated August 1, 2000
Page 2

     L. DISNEY'S ALADDIN characters, but only such characters and depictions of such characters, and accompanying design elements, as may be designated by Disney;
     M. DISNEY'S BEAUTY AND THE BEAST characters, but only such characters and depictions of such characters, and accompanying design elements, as may be designated by Disney;
     N. DISNEY'S PRINCESS characters, but only such characters and depictions of such characters, and accompanying design elements, as may be designated by Disney.

5. Territory: The United States, United States PX's wherever located, and United States territories and possessions, excluding Puerto Rico, Commonwealth of Northern Mariana Islands and Palau. However, if sales are made to chain stores in the United States which have stores in Puerto Rico, such chain stores also may supply Articles to such stores in Puerto Rico.

6. Marketing Date: Any time during the term of this Schedule for all Articles using all Disney Classics Properties constituting the Properties.

7.   Royalty Advance payment(s) and due date(s): * .

8.   Royalty Guarantee increments during the term of this Schedule:

          *

9.   Royalty rate:

          *

10.  Articles:

     A.   FEEDING AND SOOTHING:

          (1)      Bottles
          (2)      Bibs (vinyl only)
          (3)      Cups
          (4)      Pacifiers and attachers
          (5)      Bowls
          (6)      Dishes
          (7)      Feeding utensils
          (8)      Snack containers
          (9)      Cool totes
          (10)     Placemats
          (11)     Floor mats
          (12)     Burp cloths
          (13)     Toddler sports bottles

     B.   CARE AND SAFETY:

          (1)      Changing pads

Schedule 2 to Agreement dated Auguest 1, 2000
Page 3

          (2)      Carriers (front and back)
          (3)      Hand-held showers
          (4)      Sponges
          (5)      Spout guards
          (6)      Shampoo visors
          (7)      Car organizers
          (8)      Non-activity crib lights
          (9)      Combs and brushes
          (10)     Night lights
          (11)     Car shades
          (12)     Diaper pins
          (13)     Tub thermometers
          (14)     Tub organizers
          (15)     Infant bath tubs
          (16)     Baby bathers
          (17)     Hooded towels
          (18)     Wash cloths/wash mitts
          (19)     Booster seats
          (20)     Step stools
          (21)     Infant toothbrushes and toothcare organizers
          (22)     Bed rails
          (23)     Monitors
          (24)     Scratch mitts
          (25)     Bath mats
          (26)     Hampers

     C.   PLAYTHINGS:

          (1)      Hand-held rattles
          (2)      Teethers
          (3)      Suction toys
          (4)      Linking toys
          (5)      Electronic hand-held toys (with rattle or squeaker functions)
          (6)      Bath toys
          (7)      Crib toys
          (8)      Foot rattles and wrist rattles
          (9)      Squeeze toys
          (10)     Infant rings
          (11)     Chime balls
          (12)     Bouncy seats
          (13) Accessory toys (i.e., stroller toys, carrier toys, and high chair toys)

     For the period commencing * , and ending * , the SKU designs for Articles Numbers A.1, A.2, A.3, B.11 and C.1 shall be refreshed and renewed. For the period commencing *, and ending *, the SKU designs for Articles Numbers A.4 through A.7, B.9, B.21 and C.2 shall be refreshed and renewed.

     Articles Numbers C.1 through C.13 shall be replaced as mutually agreed upon by Disney and Licensee during the designated planning process.

Schedule 2 to Agreement dated Auguest 1, 2000
Page 4

     One "marquee" Article utilizing the Property set forth in section 4 above shall be presented at the Juvenile Products Manufacturers Association
     (JPMA) during each calendar year of the term of this Schedule. For purposes of this Schedule, a "marquee" Article is defined as an Article which contains or includes an innovation or technological advance, or has strategic significance in the industry, as mutually determined by Disney and Licensee during the designated planning process.

     Licensee shall produce between one to two category "breakout" Articles utilizing the Property set forth in section 4 above during each calendar year of the term of this Schedule. For purposes of this Schedule, a "breakout" Article is defined as an existing Article which contains or includes a new innovative or technological feature or advancement, but on a lower level than a marquee Article, as mutually determined by Disney and Licensee during the designated planning process.

11.  Samples: Six (6) of each SKU of each Article.

12.  Distribution:

     Licensee will sell the Articles only to the following Retailers in the Territory for resale to the public in the Territory, or to Wholesalers in the Territory for resale to such Retailers: (1) mass market Retailers (including such Retailers as Target, Toys R Us, WalMart and Kmart), (2) value-oriented department stores (including such Retailers as Sears and Mervyn's), (3) value-oriented specialty stores, (4) drug store chains, and
     (5) supermarkets and food chains; provided, however, that Article Number
     C.13 may be sold only to the infant buyers of supermarkets and food chains. Articles Numbers A.1 through A.4, A.9, A.13, B.2, B.5, B.14, B.21, B.25, C.1, C.2, C.5 through C.8 and C.11 also may be sold to the following Retailers in the Territory for resale to the public in the Territory, or to Wholesalers in the Territory for resale to such Retailers: (1) upscale Retailers (including such Retailers as Robinsons-May, Nordstrom's and Bloomingdale's), (2) better specialty stores, and (3) mid-tier department stores (including such Retailers as J.C. Penney and Kohl's). Licensee will not sell the Articles to unauthorized Retailers or Wholesalers, or to warehouse clubs, convenience stores or gas stations. If there is a question as to whether a particular customer falls within any of the categories specified herein, Disney's determination shall be binding. Licensee may sell the Articles utilizing the Property set forth in section 4 above to customers for resale through the mass catalogs listed on the Mass Catalog Schedule to the Agreement, subject to Paragraph 2.A.(4) of the Agreement and this Schedule 2. In addition, Articles Numbers A.1 through A.4, A.9, A.13, B.2, B.5, B.14, B.21, B.25, C.1, C.2, C.5 through C.8 and C.11 may be sold to customers for resale through the upscale catalogs listed on the Upscale Catalog Schedule to the Agreement, subject to Paragraph 2.A.(4) of the Agreement and this Schedule 2.

13.  Special provisions:

     A.   Alternative releases:

          Licensee acknowledges that the individual Disney Classics Properties constituting the Property are Disney's original animated features, some or all of which may be released on video during the term of this Schedule, and include any theatrical re-releases of said Disney Classics Properties. Licensee further acknowledges that Licensee's license hereunder does not extend to any live action versions of these

Schedule 2 to Agreement dated Auguest 1, 2000
Page 5

          Disney Classics Properties (whether or not animation is included in such versions), any remakes, prequels or sequels of these Disney Classics Properties, any direct to video remakes, prequels or sequels of these or any other derivation or adaptation of these Disney Classics Properties in any media whatsoever. All of the foregoing variations shall be referred to as "Alternative Releases." In the event there is an Alternative Release of any of the Disney Classics Properties during the term of this Schedule, upon written notice from Disney, Licensee shall have the right to negotiate with Disney as to the terms and conditions applicable to a license for any such Alternative Release. If after good faith negotiations for up to thirty
          (30) days, the parties are not able to reach agreement as to the terms and conditions for any such license, Disney may, upon written notice to Licensee, withdraw the affected Disney Classics Property(ies) from the Licensed Material. In such case, Licensee will immediately cease manufacturing Articles using such Disney Classics Property(ies) except as necessary to fulfill orders in hand, and Licensee may continue to sell its then current inventory of Articles using such Disney Classics Property(ies) until the end of the term of this Schedule or ninety
          (90) days after Disney's written notice, whichever is earlier. Disney shall also consider, in good faith, whether there should be a reduction of the Guarantee because of the deletion of any Disney Classics Property.

     B.   Statements and Payments of Royalties:

          In addition to the information requested pursuant to Paragraph 20 of the Agreement, Licensee shall separately report all information required under the Agreement regarding the Disney's Princess Property, and may report collectively for all of the other Disney Classics Properties.

                          SCHEDULE TO LICENSE AGREEMENT

1. Schedule #3 to License Agreement Dated August 1, 2000 between Disney Enterprises, Inc. and THE FIRST YEARS, INC. ("Agreement").

2.   Effective date of this Schedule: August 1, 2000.

3.   Termination date of this Schedule: *.

4. Property: Disney's Standard Characters (i.e., MICKEY MOUSE, MINNIE MOUSE, DONALD DUCK, DAISY DUCK, PLUTO and GOOFY, but not SPORT GOOFY), but only depictions of such characters, and accompanying design elements, as may be designated by Disney.

5. Territory: The United States, United States PX's wherever located, and United States territories and possessions, excluding Puerto Rico, Commonwealth of Northern Mariana Islands and Palau. However, if sales are made to chain stores in the United States which have stores in Puerto Rico, such chain stores also may supply Articles to such stores in Puerto Rico.

6.   Marketing Date: By December 1, 2000, for all Articles.

7.   Royalty Advance payment(s) and due date(s): * .

8.   Royalty Guarantee increments during the term of this Schedule:

          *

9.   Royalty rate:

          *

10.  Articles:

     A.   FEEDING AND SOOTHING:

          (1)      Bottles
          (2)      Bibs (vinyl only)
          (3)      Cups
          (4)      Pacifiers and attachers
          (5)      Bowls
          (6)      Dishes
          (7)      Feeding utensils
          (8)      Snack containers
          (9)      Cool totes
          (10)     Placemats
          (11)     Floor mats
          (12)     Burp cloths
          (13)     Toddler sports bottles

Schedule 3 to Agreement dated Auguest 1, 2000
Page 2

     B.   CARE AND SAFETY:

          (1)      Changing pads
          (2)      Carriers (front and back)
          (3)      Hand-held showers
          (4)      Sponges
          (5)      Spout guards
          (6)      Shampoo visors
          (7)      Car organizers
          (8)      Non-activity crib lights
          (9)      Combs and brushes
          (10)     Night lights
          (11)     Car shades
          (12)     Diaper pins
          (13)     Tub thermometers
          (14)     Tub organizers
          (15)     Infant bath tubs
          (16)     Baby bathers
          (17)     Hooded towels
          (18)     Wash cloths/wash mitts
          (19)     Booster seats
          (20)     Step stools
          (21)     Infant toothbrushes and toothcare organizers
          (22)     Bed rails
          (23)     Monitors
          (24)     Scratch mitts
          (25)     Bath mats
          (26)     Hampers

     C.   PLAYTHINGS:

          (1)      Hand-held rattles
          (2)      Teethers
          (3)      Suction toys
          (4)      Linking toys
          (5)      Electronic hand-held toys (with rattle or squeaker functions)
          (6)      Bath toys
          (7)      Crib toys
          (8)      Foot rattles and wrist rattles
          (9)      Squeeze toys
          (10)     Infant rings
          (11)     Chime balls
          (12)     Bouncy seats
          (13) Accessory toys (i.e., stroller toys, carrier toys and high chair toys)

     For the period commencing * , and ending * , the SKU designs for Articles Numbers A.1, A.2, A.3, B.11 and C.1 shall be refreshed and renewed. For the period commencing *, and ending *, the SKU designs for Articles Numbers A.4 through A.7, B.9, B.21 and C.2 shall be refreshed and renewed.

Schedule 3 to Agreement dated Auguest 1, 2000
Page 3

     Articles Numbers C.1 through C.13 shall be replaced as mutually agreed upon by Disney and Licensee during the designated planning process.

     One "marquee" Article utilizing the Property set forth in section 4 above shall be presented at the Juvenile Products Manufacturers Association
     (JPMA) during each calendar year of the term of this Schedule. For purposes of this Schedule, a "marquee" Article is defined as an Article which contains or includes an innovation or technological advance, or has strategic significance in the industry, as mutually determined by Disney and Licensee during the designated planning process.

     Licensee shall produce between one to two category "breakout" Articles utilizing the Property set forth in section 4 above during each calendar year of the term of this Schedule. For purposes of this Schedule, a "breakout" Article is defined as an existing Article which contains or includes a new innovative or technological feature or advancement, but on a lower level than a marquee Article, as mutually determined by Disney and Licensee during the designated planning process.

11.  Samples: Six (6) of each SKU of each Article.

12.  Distribution:

     Licensee will sell the Articles only to the following Retailers in the Territory for resale to the public in the Territory, or to Wholesalers in the Territory for resale to such Retailers: (1) mass market Retailers (including such Retailers as Target, Toys R Us, WalMart and Kmart), (2) value-oriented department stores (including such Retailers as Sears and Mervyn's), (3) value-oriented specialty stores, (4) drug store chains, and
     (5) supermarkets and food chains; provided, however, that Article Number
     C.13 may be sold only to the infant buyers of supermarkets and food chains. Articles Numbers A.1 through A.4, A.9, A.13, B.2, B.5, B.14, B.21, B.25, C.1, C.2, C.5 through C.8 and C.11 also may be sold to the following Retailers in the Territory for resale to the public in the Territory, or to Wholesalers in the Territory for resale to such Retailers: (1) upscale Retailers (including such Retailers as Robinsons-May, Nordstrom's and Bloomingdale's), (2) better specialty stores, and (3) mid-tier department stores (including such Retailers as J.C. Penney and Kohl's). Licensee will not sell the Articles to unauthorized Retailers or Wholesalers, or to warehouse clubs, convenience stores or gas stations. If there is a question as to whether a particular customer falls within any of the categories specified herein, Disney's determination shall be binding. Licensee may sell the Articles utilizing the Property set forth in section 4 above to customers for resale through the mass catalogs listed on the Mass Catalog Schedule to the Agreement, subject to Paragraph 2.A.(4) of the Agreement and this Schedule 3. In addition, Articles Numbers A.1 through A.4, A.9, A.13, B.2, B.5, B.14, B.21, B.25, C.1, C.2, C.5 through C.8 and C.11 may be sold to customers for resale through the upscale catalogs listed on the Upscale Catalog Schedule to the Agreement, subject to Paragraph 2.A.(4) of the Agreement and this Schedule 3.

                               TRANSFER FEE POLICY

As provided in Paragraph 32.B. of the License Agreement, it is Disney's policy to charge a transfer fee in connection with any permitted assignment of the license or other "transfer," as that term is defined in Paragraph 32.A. The amount of the transfer fee is based on the circumstances of the particular assignment or transfer, taking into account such factors as:

     - the estimated value of the license being assigned or involved in the transfer

     -    the risk of business interruption

     -    the risk of loss of quality, production or control

     - the identity, reputation, creditworthiness, financial condition and business capabilities of the proposed assignee or entity involved in the transfer

     -    Disney's internal costs related to the assignment or transfer

At a minimum, the transfer fee will be U.S. $ * for each license, brand and/or property (as applicable), and as agreed between Disney and The First Years, the transfer fee may be in an amount up to a maximum total fee of U.S. $ * per transfer for all affected licenses within the Territory and Canada at the time of the subject transfer, subject to those exceptions stated in Paragraph 32.B. of the License Agreement. No Licensee or any company involved with a Licensee in an assignment or transfer situation should rely upon any express or implied verbal representations that are purported to be made on Disney's behalf as to the amount of any given fee to be assessed. Disney Licensing's Finance Department will communicate the actual amount of the fee calculated in each approved transaction.

In any prospective assignment or transfer situations, Licensees must inform the persons and companies with which they are dealing that no assignment or transfer may occur without Disney's prior written consent, to be granted or withheld in Disney's absolute discretion, and that any approved transaction will also entail a transfer fee. Licensees must give Disney at least 30 days prior written notice of any desired assignment or other transfer, together with any information and documentation necessary to evaluate the contemplated transaction. Licensees should not endanger the closing of their desired transactions by failing to comply with these provisions of the License Agreement.

If Disney grants consent to a proposed transaction subject to the payment of a transfer fee, and the transaction is concluded but the transfer fee is not paid within the designated time, the subject License Agreement(s) shall automatically terminate and any Guarantee shortfall(s) shall be immediately due and payable to Disney. If Disney does not grant consent to a proposed assignment or transfer and the Licensee nevertheless closes the transaction, the subject License Agreement(s) shall automatically terminate and any Guarantee shortfall(s) shall be immediately due and payable to Disney.

Disney's consent to any assignment or other transfer should in no way be understood to be a guarantee or promise by Disney of a grant of any future license(s), as those determinations will continue to be made on a contract by contract basis.

Licensees must keep confidential all of the terms and conditions of Disney's determinations regarding any transfer, including but not limited to, the amount of any transfer fee required, except to the extent that Licensee is required to disclose the terms and conditions of Disney's determination regarding any transfer pursuant to any law, court order or process, the rules and regulations of any governmental department, agency or authority (including, but not limited to, the Securities and Exchange Commission) or generally accepted accounting rules mandating disclosure in Licensee's financial statements. However, Disney shall be permitted to review such disclosures in advance of their publication to verify accuracy and to verify that the confidential information so disclosed does not extend beyond what is necessary.

                        CODE OF CONDUCT FOR MANUFACTURERS

At The Walt Disney Company, we are committed to:

     - a standard of excellence in every aspect of our business and in every corner of the world;
     -    ethical and responsible conduct in all of our operations;
     -    respect for the rights of all individuals; and
     -    respect for the environment.

We expect these same commitments to be shared by all manufacturers of Disney merchandise. At a minimum, we require that all manufacturers of Disney merchandise meet the following standards:

CHILD LABOR              Manufacturers will not use child labor.

                         The term "child" refers to a person younger than 15 (or 14 where local law allows) or, if higher, the local legal minimum age for employment or the age for completing compulsory education.

                         Manufacturers employing young persons who do not fall within the definition of "children" will also comply with any laws and regulations applicable to such persons.

INVOLUNTARY LABOR        Manufacturers  will not use any forced or involuntary
                         labor, whether prison, bonded, indentured or otherwise.

COERCION AND
     HARASSMENT          Manufacturers will treat each employee with dignity
                         and respect, and will not use corporal punishment, threats of violence or other forms of physical, sexual, psychological or verbal harassment or abuse.

NONDISCRIMINATION        Manufacturers will not discriminate in hiring and
                         employment practices, including salary, benefits, advancement, discipline, termination or retirement, on the basis of race, religion, age, nationality, social or ethnic origin, sexual orientation, gender, political opinion or disability.

ASSOCIATION              Manufacturers will respect the rights of employees to
                         associate, organize and bargain collectively in a lawful and peaceful manner, without penalty or interference.

HEALTH AND SAFETY        Manufacturers will provide employees with a safe and
                         healthy workplace in compliance with all applicable laws and regulations, ensuring at a minimum, reasonable access to potable water and sanitary facilities, fire safety, and adequate lighting and ventilation.

                         Manufacturers will also ensure that the same standards of health and safety are applied in any housing that they provide for employees.

COMPENSATION             We expect manufacturers to recognize that wages are
                         essential to meeting employees' basic needs.
                         Manufacturers will, at a minimum, comply with all applicable wage and hour laws and regulations, including those relating to minimum wages, overtime, maximum hours, piece rates and other elements of compensation, and provide legally mandated benefits. If local laws do not provide for overtime pay, manufacturers will pay at least regular wages for overtime work. Except in extraordinary business circumstances, manufacturers will not require employees to work more than the lesser of (a) 48 hours per week and 12 hours overtime or (b) the limits on regular and overtime hours allowed by local law or, where local law does not limit the hours of work, the regular work week in such country plus 12 hours overtime. In addition, except in extraordinary business circumstances, employees will be entitled to at least one day off in every seven-day period.

                         Where local industry standards are higher than applicable legal requirements, we expect manufacturers to meet the higher standards.

PROTECTION OF THE
     ENVIRONMENT         Manufacturers will comply with all applicable
                         environmental laws and regulations.

OTHER LAWS               Manufacturers will comply with all applicable laws
                         and regulations, including those pertaining to the manufacture, pricing, sale and distribution of merchandise.

                         All references to "applicable laws and regulations" in this Code of Conduct include local and national codes, rules and regulations as well as applicable treaties and voluntary industry standards.

SUBCONTRACTING           Manufacturers will not use subcontractors for the
                         manufacture of Disney merchandise or components
                         thereof without Disney's express written consent, and
                         only after the subcontractor has entered into a
                         written commitment with Disney to comply with this
                         Code of Conduct.
MONITORING AND
     COMPLIANCE          Manufacturers will authorize Disney and its
                         designated agents (including third parties) to engage in monitoring activities to confirm compliance with this Code of Conduct, including unannounced on-site inspections of manufacturing facilities and employer-provided housing; reviews of books and records relating to employment matters; and private interviews with employees. Manufacturers will maintain on site all documentation that may be needed to demonstrate compliance with this Code of Conduct.

PUBLICATION              Manufacturers will take appropriate steps to ensure
                         that the provisions of this Code of Conduct are communicated to employees, including the prominent posting of a copy of this Code of Conduct, in the local language and in a place readily accessible to employees, at all times.

                          CODE OF CONDUCT FOR LICENSEES

At The Walt Disney Company, we are committed to:

     - a standard of excellence in every aspect of our business and in every corner of the world;
     -    ethical and responsible conduct in all of our operations;
     -    respect for the rights of all individuals; and
     -    respect for the environment.

We expect these same commitments to be shared by all Disney licensees and the manufacturers with which they work in the production of Disney merchandise. At a minimum, we require that all Disney licensees meet the following standards:

CONDUCT OF
     MANUFACTURING       Licensees that engage directly in the manufacturing
                         of Disney merchandise will comply with all of the standards set forth in Disney's Code of Conduct for Manufacturers, a copy of which is attached.

                         Licensees will ensure that each manufacturer other than the licensee also enters into a written commitment with Disney to comply with the standards set forth in Disney's Code of Conduct for Manufacturers.

                         Licensees will prohibit manufacturers from subcontracting the manufacture of Disney merchandise or components thereof without Disney's express written consent, and only after the subcontractor has entered into a written commitment with Disney to comply with Disney's Code of Conduct for Manufacturers.

MONITORING AND
     COMPLIANCE          Licensees will take appropriate steps, in
                         consultation with Disney, to develop, implement and maintain procedures to evaluate and monitor manufacturers of Disney merchandise and ensure compliance with Disney's Code of Conduct for Manufacturers, including unannounced on-site inspections of manufacturing facilities and employer-provided housing; review of books and records relating to employment matters; and private interviews with employees.

                         Licensees will authorize Disney and its designated agents (including third parties) to engage in similar monitoring activities to confirm Licensees' compliance with this Code of Conduct. Licensees will maintain on site all documentation that may be needed to demonstrate such compliance.